UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

    (Amendment No.    )

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Cabot Corporation

(Name of Registrant as Specified In Its Charter)

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January 28, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Corporation, which will be held on Thursday, March 12, 2009 at 4:00 p.m., local time, at the Corporate Headquarters of Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts.

If you received your annual meeting materials by mail, the notice of annual meeting, proxy statement and proxy card (or voter instruction form if your shares are held through a broker or bank) are enclosed along with a copy of our Annual Report on Form 10-K. If you received your annual meeting materials by e-mail, the e-mail contains voting instructions and links to the proxy statement and Annual Report on the Internet.

You will find information regarding the matters to be voted on at the meeting in the attached proxy statement. Following the formal portion of the meeting, there will be a report on Cabot’s operations during fiscal 2008 followed by a question and answer period.

Whether or not you plan to attend the annual meeting, it is important that your shares be represented. You may vote by mailing a completed proxy card or, if your proxy card or voter instruction form so indicates, by phone or the Internet.

We look forward to seeing you at the meeting.

Sincerely,

PATRICK M. PREVOST
President and Chief Executive Officer

Notice of Annual Meeting of Stockholders

to be held on March 12, 2009

The 2009 Annual Meeting of Stockholders of Cabot Corporation will be held on Thursday, March 12, 2009 at 4:00 p.m., local time, at the Corporate Headquarters of Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts, for the following purposes:

1.	To elect four directors to the class of directors whose term expires in 2012;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2009;

3.	To approve the Cabot Corporation 2009 Long-Term Incentive Plan; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

You may vote if you were a stockholder of record at the close of business on January 15, 2009. To ensure that your vote is properly recorded, please vote as soon as possible, even if you plan to attend the annual meeting. Most stockholders have three options for submitting their vote: (1) using the Internet, (2) by phone or (3) by mail.

You may still vote in person if you attend the annual meeting. For further details about voting, please refer to the section entitled “About the Annual Meeting” beginning on page 1 of this proxy statement.

This notice and proxy statement are first being sent to stockholders on or about February 4, 2009. Our Annual Report on Form 10-K is being sent with this notice and proxy statement.

By order of the Board of Directors,

Jane A. Bell

Secretary

Cabot Corporation

Two Seaport Lane, Suite 1300

Boston, Massachusetts 02210-2019

January 28, 2009

ABOUT THE ANNUAL MEETING

Cabot Corporation

Two Seaport Lane, Suite 1300

Boston, Massachusetts 02210-2019

Proxy Statement

References to “the Company”, “Cabot”, “we”, “us”, and “our” in this proxy statement mean Cabot Corporation.

About the Annual Meeting

Who is soliciting my vote?

The Board of Directors of Cabot Corporation is soliciting your vote at the 2009 Annual Meeting of Stockholders (“2009 Annual Meeting”).

What am I voting on?

You are voting on:

•	Proposal 1: Election of directors (see page 11);

•	Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2009 (see page 56);

•	Proposal 3: Approval of the Cabot Corporation 2009 Long-Term Incentive Plan (see page 57); and

•	Any other business properly coming before the meeting.

How does the Board recommend that I vote my shares?

The Board’s recommendation can be found with the description of each item in this proxy statement. In summary, the Board recommends a vote FOR each of the nominees for director, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2009 and the approval of the Cabot Corporation 2009 Long-Term Incentive Plan. Unless you give other instructions on your proxy card or voting instruction form, the persons named as proxy holders will vote in accordance with the recommendations of the Board of Directors.

Who is entitled to vote?

Only stockholders of record at the close of business on January 15, 2009 will be entitled to vote at the 2009 Annual Meeting. As of that date, we had outstanding 65,310,342 shares of our common stock. Each share of common stock is entitled to one vote. There is no cumulative voting.

State Street Bank and Trust Company is the trustee of common stock held in the Cabot Common ESOP Fund portion of Cabot’s Retirement Savings Plan and is the record owner of all those shares. The Vanguard Fiduciary Trust Company is the trustee of the Cabot Common Stock Fund portion of the Retirement Savings Plan and is the record owner of all those shares. Each trustee is entitled to vote such shares in accordance with instructions from participants in, and the terms of, the Retirement Savings Plan.

How many votes must be present to hold the meeting?

Your shares are counted as present at the 2009 Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our meeting, holders of a majority of our outstanding shares of common stock as of January 15, 2009 must be present in person or by proxy at the meeting. This is referred to as a quorum. Proxy cards or voting instruction forms that reflect abstentions and broker non-votes will be counted as shares present to determine whether a quorum exists to hold the 2009 Annual Meeting.

What is a broker non-vote?

Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on discretionary, or routine, matters but not on non-discretionary, or non-routine, matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers normally have discretion to vote on routine matters, such as uncontested director elections and ratification of independent registered public accounting firms, but not on non-routine matters. Proposal 3 to approve our 2009 Long-Term Incentive Plan is a non-routine matter. Therefore, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted on Proposal 3, your broker will not be able to vote your shares on this proposal. We urge you to provide instructions to your broker so that your votes may be counted on this important matter.

How are votes counted? How many votes are needed to approve each of the proposals?

For each of the proposals, you may vote “FOR”, “AGAINST”, or “ABSTAIN”. A nominee will be elected to the Board of Directors if the votes properly cast “for” his or her election at the 2009 Annual Meeting exceed the votes properly cast “against” such nominee’s election. Similarly, the affirmative vote of a majority of the votes properly cast at the 2009 Annual Meeting is required to approve Proposal 2 to ratify the appointment of Cabot’s registered public accounting firm. The affirmative vote of a majority of the votes properly cast at the 2009 Annual Meeting is required to approve Proposal 3 to approve our 2009 Long-Term Incentive Plan, provided that the number of votes cast constitutes more than fifty percent of the shares entitled to vote on the proposal (the “minimum votes cast”). With respect to attaining the minimum votes cast for Proposal 3, abstentions are counted, but broker non-votes are not. In all other respects, abstentions and broker non-votes will have no effect on the outcome of any of the matters to be voted on.

What if there are more votes “AGAINST” a nominee for director than votes “FOR”?

Each of the nominees for director has tendered a conditional resignation that is effective upon (i) his or her failure to receive a majority of the votes cast for his or her re-election at the 2009 Annual Meeting and (ii) Board acceptance of this resignation. The Governance and Nominating Committee of the Board of Directors is responsible for initially considering the resignation and making a recommendation to the Board of Directors. The director whose resignation is under consideration is expected to abstain from participating in any decision regarding his or her resignation. The Governance and Nominating Committee may consider any factors it deems relevant in deciding whether to accept a director’s resignation. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until his or her successor is elected and qualified.

How do I vote?

You can vote either in person at the meeting or by proxy without attending the meeting. Most stockholders have three options for submitting their votes by proxy: (1) using the Internet, (2) by phone or (3) by mail. If you have received your 2009 Annual Meeting materials by mail, please follow the voting instructions on your proxy card. If you have received your 2009 Annual Meeting materials electronically, please follow the voting instructions that were e-mailed to you. Proxies submitted by the Internet or telephone must be received by 1:00 a.m. Eastern Time on March 12, 2009.

If you hold your Cabot stock in a brokerage account (that is, in “street name”), your ability to vote by telephone or over the Internet depends on your broker’s voting process. Please follow the directions on your voter instruction form carefully.

Even if you plan to attend the 2009 Annual Meeting, we encourage you to vote your shares by proxy. If you plan to vote in person at the meeting and you hold your Cabot stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

How do I vote if I hold my stock through Cabot’s employee benefit plans?

If you hold your stock through a Cabot employee benefit plan or the employee benefit plan of a former subsidiary of Cabot, you have the right to instruct the trustees of the plan or plans in which you participate how to vote your shares. You can vote your shares by following the instructions on the enclosed proxy card. The trustees of each plan will have the voting instructions of each participant in the plans tabulated and will vote the shares of the participants by submitting a final proxy card representing each plan’s shares for inclusion in the tally at the 2009 Annual Meeting.

If you hold shares in the Retirement Savings Plan, your vote also tells the plan’s trustees how to vote (i) those shares for which no instructions are received from other plan participants and (ii) those shares that have not yet been allocated to participants’ accounts. Similarly, if you hold shares in the Cabot Canada Ltd. Employees’ Stock Purchase Plan, your vote tells the trustee of that plan how to vote those shares for which no instructions are received from other plan participants. If you hold shares in either of those plans and do not vote, the plan trustees will vote your shares (along with all other shares in the plan for which instructions are not provided) in the same proportion as those shares for which instructions are received from other participants in the plan.

In order for your instructions to be followed, you must provide instructions for the shares you hold through a Cabot employee benefit plan by returning your completed and signed proxy card to the Company’s transfer agent by March 10, 2009 or by voting over the telephone or the Internet by 1:00 a.m. Eastern Time on March 11, 2009.

Can I change or revoke my vote?

Yes. You can change or revoke your vote at any time before the polls close at the 2009 Annual Meeting by (1) submitting another timely and later-dated proxy by Internet, telephone or mail, (2) delivering instructions to our Corporate Secretary prior to the meeting, or (3) attending the meeting and voting in person.

If you hold shares through a bank or brokerage firm, you must follow the instructions on your voting instruction form to revoke any prior voting instructions.

Who counts the votes?

We have hired Computershare Trust Company, N.A., our transfer agent, to count the votes represented by proxies cast by ballot, telephone and the Internet. A representative of Computershare, Cabot’s Corporate Secretary and a representative of Cabot’s Law Department will act as Inspectors of Election.

What if I return my proxy card or voting instruction form but don’t vote for some of the matters listed?

If you return a signed proxy card or voting instruction form without indicating your vote, your shares will be voted “FOR” all of the proposals for which you did not indicate a vote.

Can other matters be decided at the 2009 Annual Meeting?

We are not aware of any other matters that will be considered at the 2009 Annual Meeting. If any other matters arise, the named proxies will vote in accordance with their best judgment.

Who can attend the meeting?

The 2009 Annual Meeting is open to all Cabot stockholders. If you need directions for the meeting, please call Cabot’s Investor Relations Group at (617) 342-6129. When you arrive at Cabot’s Corporate Headquarters, please go directly to the 13th Floor and signs will direct you to the meeting room. You need not attend the 2009 Annual Meeting to vote.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on March 12, 2009

This proxy statement and our 2008 Annual Report on Form 10-K are available at the Investor Relations section of our website (www.cabot-corp.com) and can be accessed directly at the following Internet address: http://www.cabot-corp.com/2009annualmeeting.

If you received your 2009 Annual Meeting materials by mail, we encourage you to sign up to receive your stockholder communications by e-mail. With electronic delivery, you will be notified by e-mail as soon as the Annual Report on Form 10-K and proxy statement are available on the Internet, and you can easily submit your stockholder votes online. If you are a registered holder (you hold your Cabot shares in your own name through our transfer agent, Computershare Trust Company, N.A., or you have stock certificates), visit www.computershare.com/us/ecomms to enroll.

Your electronic delivery enrollment will be effective until you cancel it. If you later change your mind and would like to receive paper copies of our proxy statements and annual reports, please revisit Computershare’s website www.computershare.com/us/ecomms to change your delivery preference or call them at (800) 730-4001 in the U.S. or at (781) 575-3170 outside the U.S.

If you hold your Cabot stock through a bank or broker, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet and how to change your elections.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Our Board of Directors held seven meetings in fiscal 2008. Each director attended at least 85% of the Board meetings and the total meetings held by all of the Committees on which he or she served during the periods that he or she served.

The Board of Directors has five standing Committees: Audit, Compensation, Executive, Governance and Nominating (“Governance”), and Safety, Health and Environmental Affairs (“SH&E”). The following table shows the membership of these committees. The Audit, Compensation, Governance, and SH&E Committees presently are composed entirely of independent directors. The Executive Committee presently is composed of one employee director and three independent directors.

Name	Audit		Compensation		Executive		Governance		SH&E
John S. Clarkeson			X		X		X	*
Juan Enriquez-Cabot	X								X
Arthur L. Goldstein	X	*					X
Gautam S. Kaji	X								X
Roderick C.G. MacLeod	X								X
Henry F. McCance			X	*	X		X
John K. McGillicuddy	X
John F. O’Brien					X	*	X
Patrick M. Prevost					X
Ronaldo H. Schmitz			X						X
Lydia W. Thomas	X								X	*
Mark S. Wrighton			X						X
Shengman Zhang			X						X

*	Committee Chair

Audit Committee

The Audit Committee assists the Board of Directors in its oversight of (i) the integrity of Cabot’s financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of our internal audit function. The Audit Committee, among other functions:

•	Has the sole authority to appoint, retain, terminate and determine the compensation of our independent auditor.

•	Monitors the qualifications, independence and performance of our independent auditor and approves professional services provided by the independent auditor.

•	Reviews with our independent auditor the scope and results of the audit engagement.

•	Reviews the activities and recommendations of our internal auditor.

•

Discusses Cabot’s annual audited financial statements and quarterly financial statements with management and Cabot’s independent auditor, including our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Reviews Cabot’s accounting policies, and risk assessment and management policies, control systems and compliance activities.

The specific responsibilities and functions of the Audit Committee are identified in the Committee’s charter, a copy of which is posted on our website (www.cabot-corp.com) under the heading “About Cabot — Governance.” A printed copy of this charter may be obtained, without charge, by writing to the Corporate Secretary, Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210. The Audit Committee met thirteen times in fiscal 2008.

Compensation Committee

The primary responsibilities of the Compensation Committee are to:

•	Approve the corporate goals and objectives relevant to the compensation of our Chief Executive Officer (“CEO”), evaluate the CEO’s performance and approve the CEO’s salary and incentive compensation.

•

Establish policies applicable to the compensation, severance or other remuneration of Cabot’s senior management, review and approve performance measures and goals under incentive compensation plans applicable to such employees, and approve their salaries, annual short-term and long-term incentive awards, any severance payments and any other remuneration.

•	Review the aggregate amount of bonuses to be paid to participants in Cabot’s annual short-term incentive plan.

•

Administer Cabot’s incentive compensation plans, equity-based plans and supplemental benefits arrangements, which includes approving the aggregate number of stock awards granted under Cabot’s long-term incentive program.

The specific responsibilities and functions of the Compensation Committee are identified in the Committee’s charter, a copy of which is posted on our website (www.cabot-corp.com) under the heading “About Cabot — Governance.” A printed copy of this charter may be obtained, without charge, by writing to the Corporate Secretary, Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210. The Compensation Committee met eight times during fiscal 2008.

Executive Committee

The Executive Committee reviews and, where appropriate, approves corporate action with respect to the conduct of our business between Board of Directors’ meetings. Actions taken by the Executive Committee are reported to the Board at its next meeting. The Executive Committee did not meet or act by written consent during fiscal 2008.

Governance Committee

The Governance Committee is charged primarily with:

•	Developing and recommending to the Board corporate governance policies and procedures.

•	Identifying individuals qualified to become directors of Cabot.

•	Recommending director candidates to the Board to fill vacancies and to stand for election at the annual meeting of stockholders.

•	Recommending committee assignments.

•	Leading the annual review of the Board’s performance.

•	Recommending compensation and benefit policies for Cabot’s directors.

•	Reviewing and making determinations regarding interested transactions under Cabot’s Related Person Transaction Policy and Procedures.

The specific responsibilities and functions of the Governance Committee are identified in its charter, a copy of which is posted on our website (www.cabot-corp.com) under the heading “About Cabot — Governance.” A printed copy of this charter may be obtained, without charge, by writing to the Corporate Secretary, Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210. The Governance Committee met four times during fiscal 2008 and acted by written consent twice.

SH&E Committee

The SH&E Committee reviews all aspects of Cabot’s safety, health and environmental management programs and performance. In particular, the Committee reviews the following:

•	Cabot’s environmental reserve, and risk assessment and management processes.

•	Environmental and safety audit reports, performance metrics, performance as benchmarked against industry peer groups, assessed fines or penalties, site security and safety issues.

•	Safety, health and environmental training initiatives.

•	Cabot’s safety, health and environmental budget and capital expenditures.

The Committee consults with Cabot’s internal and outside safety, health and environmental advisors regarding these programs, as it deems necessary. The specific responsibilities and functions of the SH&E Committee are identified in the Committee’s charter, a copy of which is posted on our website (www.cabot-corp.com) under the heading “About Cabot — Governance.” A printed copy of this charter may be obtained, without charge, by writing to the Corporate Secretary, Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210. The SH&E Committee met three times during fiscal 2008.

DIRECTOR COMPENSATION

Directors who are Cabot employees do not receive compensation for their services as directors. Annual compensation for non-employee directors is comprised of cash compensation and a grant of Cabot common stock. The Governance Committee is responsible for reviewing the form and amount of compensation paid to our non-employee directors. The Governance Committee generally reviews director compensation annually and recommends changes to our Board of Directors as appropriate. In March 2008, the Board approved the payment of additional cash compensation in an amount equal to $110,000 per calendar year to John F. O’Brien in connection with his election as the Non-Executive Chairman of the Board of Directors. In reviewing director compensation, the Governance Committee reviews survey data compiled by Pearl Meyer & Partners (the Compensation Committee’s consultant on executive compensation) specifically for the Committee as well as general data from other board of directors’ compensation surveys in order to evaluate the reasonableness of our director compensation and the appropriate mix of cash and equity compensation. The Governance Committee also considers the policies and guidelines of the Council of Institutional Investors as well as RiskMetrics and other institutional shareholder service firms regarding non-employee director compensation.

Cash Compensation

Cash compensation for our non-employee directors for fiscal 2008 consisted of an annual retainer of $31,000 plus the following annual amounts for specific roles:

•	$21,000 for serving on the Audit Committee (plus another $40,000 for serving as Chair of the Audit Committee).

•	$7,000 for serving on each of the Compensation, SH&E, or Governance Committees (plus another $10,000 for serving as Chair of the Compensation, SH&E or Governance Committees).

•	$110,000 for serving as Non-Executive Chairman of the Board of Directors.

Cash compensation is paid quarterly and, when committee membership changes during a quarter, is pro-rated to reflect actual days served during the quarter.

Stock Compensation

Under our Non-Employee Directors’ Stock Compensation Plan (the “Directors’ Stock Plan”), each non-employee director is entitled to receive at the first meeting in any calendar year 2,500 shares of Cabot common stock as a portion of his or her compensation for services to be performed in that year. The Governance Committee has discretion to increase or decrease the number of shares issued in any given year. On January 11, 2008, 2,500 shares were issued to each non-employee director, except for Mr. McGillicuddy and those directors identified below who elected to defer receipt of their shares. The closing price of our common stock on January 11, 2008 was $31.06. Mr. McGillicuddy, who was elected to the Board effective September 11, 2008, received a pro-rated grant of 833 shares on September 11, 2008. The closing price of our common stock on September 11, 2008 was $31.88. As of January 15, 2009, there were 234,792 shares available for issuance under the Directors’ Stock Plan.

We believe that it is desirable for directors to have an equity interest in Cabot and we encourage all directors to own a reasonable amount of Cabot stock to align director and stockholder interests and to enhance a director’s long-term perspective. Accordingly, our Corporate Governance Guidelines require non-employee directors to have equity ownership in Cabot in the range of six times their annual cash retainers for serving on our Board. It is expected that this ownership interest will generally be achieved within a three-to-five year period beginning when a director is first elected to the Board. For purposes of determining a director’s compliance with this ownership requirement, any deferred shares are considered held by the director. In addition, where equity-based compensation is a component of compensation, each non-employee director is required to retain the shares granted in any given year for a period of three years from the date of issuance or until the director’s earlier retirement.

Reimbursement of Certain Expenses; Charitable Giving Program

Our Corporate Governance Guidelines state that Cabot will not provide retirement or other benefits or perquisites to non-employee directors. Directors, however, are reimbursed for reasonable travel and out-of-pocket expenses incurred for attending Board and Committee meetings and are covered by Cabot’s travel accident insurance policy for such travel. In addition, spouses of directors are invited to attend the annual meeting of stockholders, for which we pay or reimburse travel expenses.

We have an historical practice of making, upon a director’s retirement from the Board of Directors, a donation of $25,000 to a charitable organization selected by the director. Upon Mr. Burnes’s retirement as Chairman of the Board, we made a contribution of $25,000 to a charity he selected.

Deferred Compensation

Under the Cabot Corporation Deferred Compensation Plan, directors can elect to defer receipt of any cash compensation received in a calendar year for a period of at least three years or until they cease to be members of the Board of Directors. In any year, these deferred amounts are, at the director’s choice, either (i) credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the applicable year or (ii) treated as invested in phantom stock units, based on the market price of shares of Cabot common stock at the time of deferral (with phantom dividends being accrued and treated as if reinvested in phantom stock units). Mr. Clarkeson, Mr. Enriquez-Cabot and Mr. McCance elected to defer receipt of their 2008 cash compensation and treat the deferred amounts as invested in phantom stock units. Dr. Wrighton elected to defer receipt of his 2008 cash compensation with interest credited at a rate equal to the Moody’s Corporate Bond Rate. The Moody’s Corporate Bond Rate used to calculate interest during 2008 was 5.97%.

Under the Non-Employee Directors’ Stock Deferral Plan, directors also may defer receipt of the shares of common stock issuable to them under the Directors’ Stock Plan. For each share of stock deferred, a director is credited with one phantom stock unit to a notional account created in the director’s name. Dividends that would otherwise be payable on the deferred shares accrue in the account and are credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the year. The rate used to calculate interest during 2008 was 5.97%. At the end of the deferral period, the deferred shares of Cabot common stock are issued to the director, along with the accrued cash dividends and interest earned, either in one issuance or in installments over a period of up to ten years. Mr. Clarkeson, Mr. Enriquez-Cabot, Mr. McCance, Dr. Schmitz and Mr. Zhang elected to defer their 2008 stock awards.

Director Compensation Table

The following table sets forth the compensation paid to our non-employee directors in fiscal 2008:

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	Total ($)
John S. Clarkeson	$68,750	$77,650	$8	$146,408
Juan Enriquez-Cabot	$59,000	$77,650	$4	$136,654
Arthur L. Goldstein	$80,667	$77,650	—	$158,317
Gautam S. Kaji	$59,000	$77,650	—	$136,650
Roderick C.G. MacLeod	$59,000	$77,650	—	$136,650
Henry F. McCance	$55,000	$77,650	$4	$132,654
John K. McGillicuddy	$3,000	$26,556	—	$29,556
John F. O’Brien	$125,542	$77,650	—	$203,192
Ronaldo H. Schmitz	$45,000	$77,650	$4	$122,654
Lydia W. Thomas	$69,000	$77,650	—	$146,650
Mark S. Wrighton	$45,000	$77,650	$384	$123,034
Shengman Zhang	$45,000	$77,650	$3	$122,653

(1)	Cash compensation has been pro-rated to reflect changes in Committee service that occurred during the fiscal year.

(2)	The amounts reported in this column for Messrs. Clarkeson, Enriquez-Cabot, and McCance and Dr. Wrighton were deferred under the Deferred Compensation Plan described above.

(3)	Represents the compensation expense recognized by Cabot for financial statement reporting purposes during fiscal 2008 in accordance with Financial Accounting Standards No. 123(R) (“FAS 123(R)”) for the shares of stock granted to each non-employee director. The compensation expense is the same as the grant-date fair value under FAS 123(R) because the stock award was fully vested upon grant. The grant-date fair value was calculated by multiplying the number of shares granted to the director by the closing price of our common stock on the date of grant, which was September 11, 2008 for Mr. McGillicuddy and January 11, 2008 for all other non-employee directors. The stock awards reported in this column for Messrs. Clarkeson, Enriquez-Cabot, McCance and Zhang and Dr. Schmitz were deferred under the Deferred Compensation Plan described above.

(4)	Represents above-market earnings on compensation that has been deferred by Messrs. Clarkeson, Enriquez-Cabot, McCance and Zhang and Drs. Schmitz and Wrighton.

PROPOSAL 1 — ELECTION OF DIRECTORS

Board of Directors

Our Board of Directors currently has thirteen members and is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires.

Four directors are proposed to be elected at the 2009 Annual Meeting. The terms of John F. O’Brien, Lydia W. Thomas and Mark S. Wrighton expire this year and our Board of Directors has nominated each of them for a three-year term that will expire at the annual meeting in 2012. All of them are current directors elected by stockholders at previous annual meetings.

Cabot’s Board of Directors elected John K. McGillicuddy as a director, effective September 11, 2008. Our By-laws provide that any director elected by the Board to fill a newly created directorship will hold office until the next annual meeting of stockholders. Accordingly, Mr. McGillicuddy’s term expires at the 2009 Annual Meeting. The Board of Directors has nominated him for election to the class of directors whose term expires in 2012.

Upon the election of the nominated directors, Cabot’s Board of Directors will have thirteen members. We expect that all of the nominees will be available for election, but if any of the nominees is not available at the time of the 2009 Annual Meeting, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, if no substitute nominees are identified by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than four nominees.

Vote Required

A nominee will be elected to the Board of Directors if the votes properly cast “for” his or her election exceed the votes properly cast “against” such nominee’s election.

Recommendation

The Board of Directors recommends that you vote “FOR” the election of its four nominees.

Certain Information Regarding Directors

Set forth below is the principal occupation and other information about the nominees and the directors whose terms of office will continue after the 2009 Annual Meeting based on information furnished to us by each nominee and director as of November 3, 2008.

John S. Clarkeson

Age: 66

Committee Memberships: Compensation, Executive, Governance (Chair)

Director since: 1998

Term of Office Expires: 2010

Business Experience:

The Boston Consulting Group, Inc. (management consulting):

Chairman Emeritus — May 1, 2007 to present

Co-Chairman of the Board — January 2004 to April 30, 2007

Chairman of the Board — 1998 to December 2003

Chief Executive Officer and President — 1986 to 1997

Directorships:

Northeast Utilities — Trustee*

Juan Enriquez-Cabot

Age: 49

Committee Memberships: Audit, SH&E

Director since: 2005

Term of Office Expires: 2011

Business Experience:

Biotechonomy (life sciences research and investment firm):

Chairman of the Board and Chief Executive Officer — 2003 to present

Harvard Business School, Life Science Project:

Director — 2001 to 2003

Directorships:

Synthetic Genomics

Excel Medical Ventures

*	Indicates a company with a class of securities registered pursuant to the Securities Exchange Act of 1934.

Arthur L. Goldstein

Age: 73

Committee Memberships: Audit (Chair), Governance

Director since: 1995

Term of Office Expires: 2011

Business Experience:

Ionics, Incorporated (water purification):

Chairman of the Board — 1990 to May 2004 (retired)

President and Chief Executive Officer — 1971 to 2003

Directorships:

A123 Systems, Inc.

Gautam S. Kaji

Age: 67

Committee Memberships: Audit, SH&E

Director since: 1998

Term of Office Expires: 2011

Business Experience:

Centennial Group, Inc. (strategic advisory firm):

Founder and Chairman of the Board — 1998 to present

Swarna Dwipa Co LLP, Singapore (fund management company managing infrastructure fund for Indonesia)

Co-Founder and Director — October 2007 to present

World Bank:

Managing Director, Operations and Chairman, Loan Committee,

World Bank Group in Asia and Africa — 1994 to 1997 (retired)

Regional Vice President, East Asia and Pacific, World Bank — 1991 to 1994

Various other positions from 1968

Directorships:

Emerging Markets Forum

Infrastructure Development Finance Co.

LEWA (USA) Inc.

The Nature Conservancy — Asia Council Member

Roderick C.G. MacLeod

Age: 58

Committee Memberships: Audit, SH&E

Director since: 1998

Term of Office Expires: 2010

Business Experience:

Waverley Investments Ltd. (private equity investment company):

Co-founder and Principal — 1999 to present

St. Martins Finance Ltd (private equity investment company):

Co-founder and Principal — 1985 to present

Directorships:

BNB Recruitment Solutions plc

Henry F. McCance

Age: 65

Committee Memberships: Compensation (Chair), Executive, Governance

Director since: 2005

Term of Office Expires: 2011

Business Experience:

Greylock Management Corporation (private venture capital firm):

Chairman of the Board — 1997 to 2008 (retired)

President — 1990 to 2008 (retired)

John K. McGillicuddy (Nominee for Election)

Age: 65

Committee Memberships: Audit

Director since: 2008

Term of Office Expires: 2009

Business Experience:

KPMG, LLP

Audit Partner — 1975 to 2000 (retired)

Directorships:

Watts Water Technologies, Inc.*

Brooks Automation*

*	Indicates a company with a class of securities registered pursuant to the Securities Exchange Act of 1934.

John F. O’Brien (Non-Executive Chairman of the Board) (Nominee for Election)

Age: 65

Committee Memberships: Executive (Chair), Governance

Director since: 1990

Term of Office Expires: 2009

Business Experience:

Allmerica Financial Corporation (holding company):

President and Chief Executive Officer — 1995 to 2002 (retired)

First Allmerica Financial Life Insurance Company:

President and Chief Executive Officer — 1989 to 2002

Allmerica Investment Trust (investment company):

Chairman of the Board — 1989 to 2002

Allmerica Securities Trust (investment company):

Chairman of the Board — 1989 to 2002

Directorships:

Cluster of mutual funds managed by BlackRock, Inc.*

LKQ Corporation*

The TJX Companies, Inc.*

Patrick M. Prevost

Age: 53

Committee Memberships: Executive

Director since: 2008

Term of Office Expires: 2011

Business Experience:

Cabot Corporation:

President and Chief Executive Officer — January 1, 2008 to present

BASF AG (chemicals company):

President, Performance Chemicals Division — October 2005 to November 2007

BASF Corporation (chemicals company):

President, Chemicals & Plastics Division — December 2003 to October 2005

BP Chemicals (chemicals company):

Vice President, Strategy & Development — September 2001 to December 2003

*	Indicates a company with a class of securities registered pursuant to the Securities Exchange Act of 1934.

Ronaldo H. Schmitz

Age: 70

Committee Memberships: Compensation, SH&E

Director since: 2001

Term of Office Expires: 2010

Business Experience:

Deutsche Bank AG (banking): Former Executive Director Deutsche Bank Group

Member of the Group Board — 1991 to 2000 (retired)

Executive Vice President — 1990

BASF AG (chemicals company):

Member of the Board of Managing Directors — 1980 to 1990

Directorships:

GlaxoSmithKline plc*

Legal & General Group plc

Rohm and Haas Company*

Sick AG

Lydia W. Thomas (Nominee for Election)

Age: 64

Committee Memberships: Audit, SH&E (Chair)

Director since: 1994

Term of Office Expires: 2009

Business Experience:

Noblis (formerly Mitretek Systems, Inc.) (research and development for public interest):

Consultant — October 1, 2007 to present

President and Chief Executive Officer — 1996 to September 30, 2007

Senior Vice President and General Manager — 1996

The MITRE Corporation, Center for Environment, Resources and Space:

Senior Vice President and General Manager — 1992 to 1996

Vice President — 1989 to 1992

Technical Director — 1982 to 1989

Directorships:

Northern Virginia Technology Council

United States Energy Association

Mueller Water Products*

INOVA Health System

*	Indicates a company with a class of securities registered pursuant to the Securities Exchange Act of 1934.

Mark S. Wrighton (Nominee for Election)

Age: 59

Committee Memberships: Compensation, SH&E

Director since: 1997

Term of Office Expires: 2009

Business Experience:

Washington University in St. Louis:

Chancellor and Professor of Chemistry — 1995 to present

Massachusetts Institute of Technology:

Provost — 1990 to 1995

Head of Department of Chemistry — 1987 to 1990

Directorships:

Brooks Automation*

Shengman Zhang

Age: 51

Committee Membership: Compensation, SH&E

Director since: 2006

Term of Office Expires: 2010

Business Experience:

Citigroup:

President, Asia Pacific — April 2008 to present

Chief Operating Officer, Corporate & Investment Banking Asia Pacific — September 2006 to March 2008

Vice-Chairman, Global Banking — February 2006 to present

World Bank Group:

Managing Director, World-Wide Operations — 2001 to 2006

Various other positions at World Bank — 1993 to 2001

Chinese Government:

Director General, Ministry of Finance — 1990 to 1993

Directorships:

Fosun International Ltd.

*	Indicates a company with a class of securities registered pursuant to the Securities Exchange Act of 1934.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines, which address the following matters, among others: director qualifications, Board Committees, director retirement, director compensation, Board performance evaluations, the conduct of Board and Committee meetings, access to senior management, CEO evaluation and succession planning. The Corporate Governance Guidelines are posted on our website (www.cabot-corp.com) under the heading “About Cabot — Governance.” Printed copies of our Corporate Governance Guidelines may be obtained, without charge, by writing to the Corporate Secretary, Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210.

Director Independence

Our Board of Directors, upon the recommendation of its Governance Committee, has determined that all of Cabot’s non-management directors are “independent” under the Board’s director independence standards and under corporate governance rules of the New York Stock Exchange (the “NYSE”). The Governance Committee annually reviews the independence of all directors and reports its finding to the full Board. To assist in this review, the Board has adopted director independence guidelines, which are set forth in Appendix A to this proxy statement. In the event a director has a relationship that is not addressed by the independence guidelines, the Governance Committee evaluates the relevant facts and circumstances of the relationship and makes a recommendation to the full Board of Directors about whether the relationship constitutes a material relationship with Cabot. After examining all known relationships between the directors and Cabot, the Board concluded that all of the non-management directors either had no relationship or an immaterial relationship with Cabot.

In evaluating and determining the independence of the non-management directors, the Board considered the following relationships:

Shengman Zhang is President, Asia Pacific and Vice-Chairman of Global Banking at Citigroup. Cabot has a $400 million revolving loan facility for which one Citigroup affiliate is the syndication agent and another is one of nine potential lending banks. In addition, some of Cabot’s subsidiaries outside the United States have locally borrowed money from Citigroup affiliates and Cabot maintains certain bank accounts with Citigroup affiliates. In fiscal 2008, the largest aggregate amount of Cabot’s indebtedness to Citigroup affiliates outstanding at any time was less than 1% of Citigroup’s total consolidated assets. In addition, during the past three fiscal years, Cabot’s payments to Citigroup for banking and related services were less than 1% of Citigroup’s consolidated gross revenues. The transactions were made in the ordinary course, at arms-length, and at prices and on terms customarily available. The Board determined that, for these reasons and given the amounts involved, none of Cabot’s transactions or relationships with Citigroup would impair Mr. Zhang’s independence or judgment. Further, Mr. Zhang had no involvement in, nor received any personal benefit from, Cabot’s transactions with Citigroup affiliates.

Mark S. Wrighton is Chancellor of Washington University in St. Louis (“WUSTL”). Cabot Corporation Foundation made a $60,000 contribution in each of fiscal 2006, 2007 and 2008 to support a scholar in an MBA program in WUSTL’s McDonnell International Scholars Academy, and has pledged to make a $60,000 contribution in fiscal 2009. Cabot is one of 13 companies who support scholars through the program. The Board determined that the contributions to WUSTL would not impair Dr. Wrighton’s independence or judgment given that the amount contributed by Cabot was less than 1% of the total contributions made to WUSTL during WUSTL’s 2008 fiscal year. Further, Dr. Wrighton has no personal interest in, nor receives any personal benefit from, these contributions.

In August 2007, we acquired substantially all of the assets of AP Materials, Inc., a development stage enterprise whose assets included an exclusive license from WUSTL to certain intellectual property developed by

WUSTL. In connection with the transaction, the license was assigned to us, and we and WUSTL entered into an amended and restated license agreement under which we agreed to pay WUSTL a percentage royalty on our net sales of certain products made using the licensed intellectual property and on any similar sublicense revenue we receive from any third parties. We have not made any royalty payments under this agreement, and are not required to make any royalty or sublicense payments to WUSTL until we successfully manufacture and sell products covered by the license. At the same time we also entered into a research and development agreement with WUSTL and an associate professor at WUSTL. Under this agreement, the professor has agreed to provide scientific expertise and advice to Cabot within a defined field of investigation for a two-year period and Cabot has agreed to pay WUSTL a total of $240,000 in equal monthly installments of $10,000, beginning in September 2007. The payments we are required to make to WUSTL under this agreement represent substantially less than 1% of WUSTL’s gross revenues for its fiscal year ended June 30, 2008. The acquisition of AP Materials, Inc. and these agreements were negotiated on an arms-length basis and without any involvement by Dr. Wrighton. Further, Dr. Wrighton will not receive any personal benefit from these arrangements. The Board determined that, for these reasons and given the dollar amounts involved, Cabot’s research and development and license arrangements with WUSTL would not impair Dr. Wrighton’s independence.

Transactions with Related Persons

Policy and Procedures for the Review of Related Person Transactions

Our Board has adopted a written policy for the review and approval or ratification of transactions involving related persons. “Related persons” consist of any director, nominee for director, executive officer or greater than 5% stockholder of Cabot and the immediate family members of any of those persons. The Governance Committee is responsible for applying the policy with the assistance of our General Counsel.

Transactions covered by the policy consist of any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships in which (1) the aggregate amount involved will or may be expected to exceed $100,000 with respect to any fiscal year, (2) Cabot is a participant and (3) any related person has or will have a direct or indirect interest (an “interested transaction”).

Under the policy, the following interested transactions have a standing pre-approval from the Governance Committee, even if the aggregate amount is greater than $100,000:

•

Certain sales of stock by executive officers to Cabot. (1) Sales of Cabot stock by an executive officer (including the CEO) to Cabot to pay withholding taxes on vested stock under our long-term incentive program or (2) other sales by executive officers (excluding the CEO) provided that the sale has been approved by our CEO, the per share purchase price is the fair market value of our common stock on the date of sale, the proceeds from the sale to the executive officer do not exceed $500,000, and the sale does not take place during a quarterly blackout period.

•

Certain transactions with other companies. Any transaction between Cabot and another company if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total revenues, or any transaction where Cabot is indebted to another company if the total amount of Cabot’s indebtedness to the other company does not exceed 1% of that company’s total consolidated assets. In both cases, the pre-approval applies if the related person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of the other company’s shares.

•

Employment of executive officers; director compensation. Any employment by Cabot of an executive officer if the related compensation is required to be reported in our proxy statement or if the compensation was approved by our Compensation Committee. Any compensation paid to a director if the compensation is required to be reported in our proxy statement.

•

Other transactions. Competitively bid or regulated public utility services transactions; transactions involving trustee-type services; and transactions where the related person’s interest arises solely from the ownership of our common stock and all common stock holders received the same benefit on a pro rata basis.

Each interested transaction by a related person should be reported to our General Counsel for presentation to the Governance Committee for approval before its consummation or for ratification, if necessary, after its consummation. The Chair of the Governance Committee has the authority to pre-approve or ratify (as applicable) any interested transaction with a related person in which the aggregate amount involved is expected to be less than $500,000. In determining whether to approve or ratify an interested transaction, the Governance Committee and the Chair may take into account such factors as they deem appropriate, which may include whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Transactions with Related Persons

Cabot and its subsidiaries had no transactions, nor are there any currently proposed transactions in which Cabot or its subsidiaries was or is to be a participant, in which the amount involved exceeds $120,000 and any related person (as defined above) had or will have a direct or indirect material interest reportable under SEC rules, except for certain stock sales by executive officers to Cabot. Under our long-term equity program, employees are permitted to satisfy any withholding tax that may be due upon vesting of shares of restricted stock by selling a portion of that stock back to Cabot. These shares are sold to Cabot at a per share price equal to the closing price of Cabot common stock on the date the shares vest.

The amount listed opposite each executive officer’s name in the following table shows the dollar value of Cabot common stock sold to Cabot to satisfy withholding tax obligations on the executive’s shares of Cabot restricted stock that vested in May 2008:

Name of Executive Officer	Value of Shares Sold to Company
Brian A. Berube	$151,200
William J. Brady	$302,401
Eduardo E. Cordeiro	$264,592

As described under “Executive Compensation” below, in connection with the vesting of an aggregate of 306,000 shares of Cabot common stock held by Kennett F. Burnes on March 31, 2008, the last day of his full time employment with Cabot, Mr. Burnes sold to Cabot shares of Cabot common stock having an aggregate dollar value of $2,203,124 to satisfy withholding tax obligations. These shares were sold to Cabot at a per share price equal to the closing price of Cabot common stock on March 31, 2008.

In addition, we offer participants under our long-term equity incentive program, other than our executive officers, loans for the sole purpose of financing their purchase of Cabot restricted common stock. On May 9, 2008, our Board designated Sean Keohane an executive officer of Cabot, effective May 15, 2008. On May 12, 2008, Mr. Keohane sold to Cabot shares of Cabot common stock having an aggregate dollar value of $243,261 to satisfy his outstanding loan obligations in connection with shares of Cabot restricted common stock that he purchased pursuant to the terms of our 2005 long-term incentive program, and the related withholding tax obligations on the shares. These shares were sold to Cabot at a per share price equal to the closing price of Cabot common stock on May 12, 2008.

As described in detail under “Director Independence” above, we have made certain payments to Citigroup where Mr. Zhang is an officer and to Washington University in St. Louis where Dr. Wrighton is Chancellor. The Governance Committee determined that Mr. Zhang and Dr. Wrighton did not have a direct or indirect material interest in any of the payments made by Cabot to their respective organizations.

Non-Executive Chairman of the Board; Executive Sessions

In March 2008, our Board selected John F. O’Brien as Non-Executive Chairman of the Board effective March 14, 2008.

The Non-Executive Chairman of the Board is charged primarily with:

•	presiding over meetings of our Board and stockholders, including executive sessions of the non-management directors;

•	serving as an ex-officio member of each Board committee and attending committee meetings where possible;

•	establishing an agenda for each Board meeting in collaboration with our CEO and meeting with our CEO following each meeting to discuss any open issues and follow-up items;

•	facilitating and coordinating communication among the non-management directors and our CEO and an open flow of information between management and our Board;

•	in collaboration with the Governance Committee, leading our Board’s annual performance review;

•	meeting with each non-management director at least annually;

•	providing assistance to our CEO by attending selected internal business management meetings and meeting with our CEO as necessary;

•	coordinating the periodic review of management’s strategic plan;

•	in collaboration with the Compensation Committee, leading our Board’s review of the succession plans for our CEO and key senior management and coordinating such officers’ annual performance reviews;

•	working with management on effective stockholder communication; and

•	performing such other duties and services as our Board may require.

Director Attendance at Annual Meeting

Recognizing that director attendance at the annual meeting can provide our stockholders with an opportunity to communicate with Board members about issues affecting Cabot, we actively encourage our directors to attend the annual meeting. In 2008, all of our directors attended the annual meeting.

Code of Business Conduct and Ethics

We have adopted Global Ethics and Compliance Standards, a code of ethics that applies to all of our employees and directors, including the Chief Executive Officer, the Chief Financial Officer, the Controller and other senior financial officers. The Global Ethics and Compliance Standards are posted on our website (www.cabot-corp.com) under the caption “About Cabot — Governance” and printed copies may be obtained, without charge, by writing to the Corporate Secretary, Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210.

Communications with the Board

Stockholders or other interested parties wishing to communicate with the Board, the non-management directors or any individual director may contact the Non-Executive Chairman of the Board by calling 1-800-853-7602; by submitting a form on our website that is located under the caption “About Cabot —Governance — Contact Cabot’s Board of Directors”; or by writing to Cabot Corporation Board of Directors, c/o Alertline Anonymous, P.O. Box 3767, 13950 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina 28277.

Anyone who has a complaint or concern regarding our accounting, internal accounting controls or auditing matters may communicate that concern to the Chair of the Audit Committee by calling 1-800-853-7602; by submitting a form on our website that is located under the caption “About Cabot — Governance — Contact Cabot’s Board of Directors”; or by writing to Cabot Corporation Board Audit Committee, c/o Alertline Anonymous, P.O. Box 3767, 13950 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina 28277. All communications to the Board of Directors or the Audit Committee will also be sent to Cabot’s Office of Compliance.

Governance Committee Processes for Director Nominations

Director Qualifications

The Governance Committee identifies candidates for election to the Board of Directors; reviews their skills, characteristics and experience; and recommends nominees for director to the Board for approval.

We believe that potential directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. In addition to reviewing a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board of Directors and the evolving needs of our businesses. It is the Board’s policy that at all times at least a majority of the Board’s members must be independent under NYSE rules and Cabot’s Corporate Governance Guidelines. It is also the Board’s policy that the Board as a whole reflects a range of talents, skills, diversity and expertise, particularly in the areas of (i) management, (ii) strategic planning, (iii) accounting and finance, (iv) domestic and international markets, (v) corporate governance, and (vi) the specialty chemicals and related industries sufficient to provide sound and prudent guidance about Cabot’s operations and interests.

In addition, the desired attributes of individual directors are (i) integrity and demonstrated high ethical standards; (ii) sound judgment; (iii) demonstrated leadership; (iv) knowledge, experience and skills in at least one specialty area, such as corporate management, accounting or finance, marketing, manufacturing, technology, information systems, international business or the specialty chemicals industry; (v) compassion; (vi) willingness and ability to work with other members of the Board openly and constructively; (vii) the ability to communicate clearly and persuasively; and (viii) diversity of origin, background, experience and thought. We also require that our Board members be able to dedicate the time sufficient to ensure the diligent performance of their duties on our behalf, including attending all Board and applicable Committee meetings. Historically, two Board members have been members of the extended Cabot family because of the family’s historical stock ownership in the Company. These members are Roderick C.G. MacLeod and Juan Enriquez-Cabot.

Process for Identifying and Evaluating Director Nominees

Generally, the Governance Committee identifies candidates through the business and other networks of the directors and management. The Committee may also solicit recommendations for director nominees from third party search firms or any other source it deems appropriate. Mr. McGillicuddy was recommended as a candidate for our Board of Directors by one of our non-management directors. The Governance Committee’s review and evaluation of a candidate generally includes inquiries as to the candidate’s reputation and background, examination of the candidate’s experience and skills in relation to the Board’s requirements at the time, consideration of the candidate’s independence as measured by the Board’s independence standards, and any other considerations that the Governance Committee deems appropriate. Candidates recommended by our stockholders are evaluated on the same basis as candidates recommended by our directors, CEO, other executive officers, third party search firms or other sources.

Procedures for Stockholders to Recommend Director Nominees

The Governance Committee will consider director candidates recommended by stockholders in accordance with the procedures set forth in our by-laws. Those procedures require a stockholder to notify the Company’s

Secretary in writing at Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210, of a proposed nominee not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders. The notice to the Secretary should include the following:

•	the candidate’s name, age and address;

•	the candidate’s principal occupation or employment;

•	the class and number of shares of Cabot stock, if any, owned by the candidate;

•	the name and address of the stockholder as they appear on Cabot’s books;

•	the class and number of shares of Cabot stock owned by the stockholder as of the record date for the annual meeting (if this date has been announced) and as of the date of the notice;

•	the dates on which the stockholder acquired Cabot stock and documentary support for his or her beneficial ownership;

•	a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the candidate specified in the notice;

•	a description of all arrangements or understandings between the stockholder and the candidate;

•	any other information regarding the candidate or stockholder that would be required to be included in a proxy statement relating to the election of directors; and

•

a statement signed by the candidate confirming that, if elected, he or she will comply with Cabot’s Global Ethics and Compliance Standards, Policy on Transactions in Securities, Corporate Governance Guidelines and any other applicable rule, regulation, policy or standard of conduct applicable to the directors.

Board Retirement Policy

The Board of Directors’ retirement policy for non-employee directors requires each director who is not a Cabot employee to submit his or her resignation to the Board prior to, and effective at, the annual meeting of stockholders next following the calendar year of such director’s seventy-second birthday. The Board is authorized to make exceptions to this retirement policy for special circumstances involving the Company.

The Board of Directors also has a retirement policy for employee directors that requires each employee director to submit his or her resignation to the Board (i) prior to and, if accepted, effective at the annual meeting of stockholders following the calendar year of such director’s sixty-fifth birthday, or (ii) if the director ceases to be an employee of Cabot prior to such annual meeting, no later than the date of and, if accepted, effective upon the termination of such director’s employment with Cabot. Each resignation submitted pursuant to this policy is required to specifically state that the resignation is to be effective only upon acceptance by the Board of Directors. In each case, the Governance Committee will consider the resignation and make a recommendation to the Board. If a resignation submitted pursuant to this policy is not accepted, the employee director is thereafter required to submit his or her resignation annually to the Board of Directors for consideration.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis (“CD&A”) section included in this Proxy Statement. The Compensation Committee has also reviewed and discussed the CD&A with members of management who are involved in the compensation processes.

Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2008 and this Proxy Statement.

The members of the Compensation Committee of the Board of Directors have provided this report:

Henry F. McCance, Chair

John S. Clarkeson

Ronaldo H. Schmitz

Mark S. Wrighton

Shengman Zhang

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes Cabot’s compensation strategy and structure, our policies and processes, and the Compensation Committee’s compensation decisions for our Chief Executive Officer, our Chief Financial Officer and our three other highest paid executive officers (collectively, the “named executive officers”). For fiscal year 2008, the “named executive officers” are: Patrick M. Prevost, our President and Chief Executive Officer since January 1, 2008; Kennett F. Burnes, President and Chief Executive Officer until January 1, 2008 and Chairman of the Board until March 14, 2008; Jonathan P. Mason, Executive Vice President and Chief Financial Officer; William J. Brady, Executive Vice President and General Manager of our Core Segment, which includes the Rubber Blacks and Supermetals Businesses, and General Manager of the Americas region; Brian A. Berube, Vice President and General Counsel; and Eduardo E. Cordeiro, Vice President of Corporate Strategy. Mr. Cordeiro has been elected Chief Financial Officer of Cabot, effective February 13, 2009, to succeed Mr. Mason, who resigned from Cabot effective as of such date.

This section should be read in conjunction with the tables and narrative discussion of our executive compensation program that follows this discussion.

Compensation Philosophy and Objectives

Our executive compensation program is designed to provide a competitive level of total compensation necessary to attract and retain executives qualified to execute our business strategy and to motivate them to contribute to our short- and long-term success. To achieve these goals, our executive compensation program is driven by the following principles:

•	Overall objectives. Compensation should be competitive in the industry and should reward performance and execution of Cabot’s business strategy.

•

Pay for Performance. As employees move to higher levels of responsibility with more direct influence over Cabot’s performance, a larger portion of their total compensation should be placed in “at risk” incentive compensation (both short- and long-term), subject to corporate, business group or function, and individual performance measures.

•

Long-Term Focus. Our executive officers should focus on Cabot’s long-term success. The compensation program is designed to motivate executives to take actions that are best for Cabot’s long-term success and that reinforce our business strategy.

•	Stockholder Alignment. Receiving equity-based incentives reinforces the link between an executive’s actions and our stockholders’ investments.

During fiscal year 2008, the Compensation Committee undertook a comprehensive review of Cabot’s compensation practices. The Committee’s principal objectives were to strengthen the performance-based aspects of our short- and long-term equity incentive programs, to more keenly focus performance on Cabot’s key business objectives and to make the incentive programs more transparent to both our employees and stockholders. A description of the changes, particularly in the short- and long-term incentive compensation programs, which are being implemented for compensation payable in fiscal year 2009, follows the discussion of 2008 executive compensation.

Components of Total Compensation

Our executive compensation program consists of base salaries, short-term incentive bonuses, and long-term equity compensation. We also provide benefits and perquisites as described below. The components of our executive compensation program and the purpose of each component are shown in the table below.

Compensation Component	Purpose
Base Salary	Provide a secure base of compensation in an amount that recognizes the role and responsibility of the executive officer, as well as his experience, performance and contributions.

Short-Term Incentive (cash)	Motivate and reward executive officers for achievement of Cabot’s short-term financial and operational performance objectives.

Long-Term Incentive (restricted stock or stock options)	Retain executive officers over time with a three-year vesting schedule; aligns executive awards with stockholder returns.

Supplemental Retirement Plans (SERPs)	Provide Company contributions to executive officer’s retirement savings on a tax-advantaged basis.

Deferred Compensation Plan	Allow executives to electively prepare for retirement or for other future savings needs on a tax-advantaged basis that is cost effective for Cabot.

Severance Protection Plan and Change-in-Control provisions	Increase retention and encourage executives in the performance of their duties during possible negotiation and transition periods.

Death Benefit Protection Plan	Provide financial protection for the family of the executive in the event of his or her death in a tax-effective manner for the executive.

Financial Planning	Support executive officers in financial planning needs.

Executive Physical	Encourage prevention or early detection of any health issues so that executives can be in optimal health to lead and implement Cabot’s business strategy.

Our objective is to provide a mix of compensation components that reflects the executive officer’s role at Cabot and our executive compensation philosophy. The amounts and allocations for each element are determined based on the executive officer’s role and level of responsibility, performance, and internal equity and competitive considerations. It has been the intent of the Compensation Committee that base salaries and short-term incentive payment targets be set at or slightly below the mid-market of the benchmarking comparison data provided by the Committee’s independent compensation consultant, Pearl Meyer & Partners (“PM&P”), that long-term incentive award values be at or above the mid-market of the benchmarking comparison data, and that total direct compensation be at mid-market of the benchmarking comparison data. While market data informs the Committee’s decisions, compensation decisions are principally based on the Committee’s assessment of the executive officer’s performance, leadership, experience, and internal equity considerations. Further, in making decisions concerning base salary, short-term incentive compensation or long-term incentive compensation, the Committee takes into consideration its prior decisions on the other two elements of compensation to ensure that the executive officer’s total compensation is competitive and that the allocation among the elements reflects our compensation philosophy and objectives.

At least annually the Committee reviews tally sheets that detail all elements of an executive officer’s compensation and benefits for a two-year period (the current and prior year). Specifically, the tally sheets include the executive officer’s base salary, short- and long-term incentive compensation awards, any unrealized gain on unvested long-term incentive awards, dividends paid on unvested purchase restricted stock, the value of accrued benefits under the Retirement Savings Plan, the Cash Balance Plan and the Supplemental Retirement Plans, the value of health, disability and life insurance, and the value of financial planning. The tally sheets are provided to the Committee as a means to review the aggregate compensation and benefits package and the cumulative impact of compensation decisions.

Use of Benchmarking Comparison Data

Management, in making compensation recommendations to the Committee, and the Committee, in making compensation decisions, generally consider the compensation practices of two comparison groups of companies to ensure the competitiveness of our executive compensation. One comparison group consists of companies in the chemical, industrial non-durable goods industries with comparable revenues and market capitalization to Cabot (the “Industry Comparison Group”). A second comparison group, the “Business Model Comparison Group”, consists of companies in similar industries with similar revenues, similar or better market capitalization to revenue ratio, and with a similar business segment orientation — meaning companies whose core business is chemicals or basic materials with subsidiaries or business units that focus on unique ways to commercialize the core chemicals or basic materials. The comparison data is collected by PM&P from the proxy statements and annual reports filed by the companies in the comparison groups.

Compensation data from the Industry Comparison Group provides useful benchmarking information for a specialty chemicals and materials company of our size. The Business Model Comparison Group was developed to ensure that the benchmarking data used by management and the Compensation Committee to evaluate the competitiveness of our executive compensation is sufficient for the types of responsibilities our executive officers also have for developing new businesses. Using comparison data from both groups of companies provides the Committee with more useful market data with which to gauge the reasonableness and competitiveness of its executive compensation decisions. The size of the groups has been established to provide sufficient benchmarking across the range of senior positions at Cabot.

The Industry Comparison Group is comprised of the following chemical companies: A. Schulman, Inc., Albemarle Corp., Arch Chemicals Inc., Chemtura Corporation, Cytec Industries Inc., Ferro Corp., FMC Corp., Hercules Inc., Lubrizol Corp., Sigma-Aldrich Corp., and W.R. Grace & Co.

The Business Model Comparison Group is comprised of the following companies: Air Products & Chemicals Inc., Airgas Inc., Albemarle Corp., Carpenter Technology Corp., Ecolab Inc., Martin Marietta Materials, Methanex Corp., Praxair Inc., Scotts Miracle-Gro Co., and Sigma-Aldrich Corp.

The Committee also considers compensation survey data in making compensation decisions. Most often the Committee uses survey data from other consulting firms such as Watson Wyatt, Mercer Human Resources Consulting and Towers Perrin HR Services.

Base Salary

The Committee reviews the base salaries of our executive officers, including the named executive officers, each year. Historically, increases have been considered if an executive officer’s base salary is more than 10% below the market median for a comparable position and his or her performance in the last year merits consideration of an increase, or if two or more years have elapsed since the last salary increase. The amount of any increase is then based primarily on the named executive officer’s performance, the level of his responsibilities, an assessment of the named executive officer’s long-term potential at Cabot, internal equity and external competitiveness of base salary and total compensation. The Committee’s review of these factors is subjective. The Committee assigns no fixed value or weight to any specific performance factor when making salary decisions.

Analysis.    In January 2008, the Committee increased the base salary of each of the named executive officers (other than Messrs. Prevost and Burnes). The base salary of each of these officers was more than 10% below the market median for their respective positions within the Industry Comparison Group of companies, and in all but one case was below the 25th percentile. In each case, the amount of the increase brought their base salary levels closer to the market median but still below that level, and was intended to recognize their strong performance and encourage retention.

Short-Term Incentive Compensation

Our annual short-term incentive program is designed to motivate and reward our executive officers in achieving our annual performance objectives. It is composed of the Short-Term Incentive Compensation Plan (the “STI Plan”), a stockholder approved plan under which executive officers designated by the Compensation Committee may receive annual cash incentive compensation, and a short-term incentive program under which annual incentive awards are made to other key employees. The STI Plan was adopted to ensure the tax deductibility of the annual bonus that may be earned by our named executive officers. The total amount available for awards under the short-term incentive program is determined largely by the degree of achievement of our annual performance goals.

Under the terms of the STI Plan, at the beginning of each fiscal year the Compensation Committee sets the performance goals and the maximum bonus amount that may be paid to a named executive officer. The bonus amount cannot be increased beyond the maximum limit, and cannot exceed $5 million for any individual in any fiscal year. After determining the amount that could be paid based on the achievement of the performance goals, the Committee has broad discretion to reduce the actual payment made.

Fiscal 2008 Awards under the STI Plan.    The 2008 performance objectives included a number of strategic objectives that reflect our fundamental short-term goals. These objectives were achieved. The performance objectives also included financial objectives, including two threshold objectives that had to be achieved before any named executive officer would be eligible to receive a bonus under the STI Plan for fiscal 2008. The threshold financial goals were the achievement of earnings per share (excluding certain items and discontinued operations) of $1.50 and cash flow (excluding dividends, share repurchases, changes in debt, and significant capital expenditures above budget) of $0. We failed to meet these goals because of an unprecedented increase in oil and other energy-related costs during the year that more than doubled our raw material costs and increased our cash requirements by approximately $150 million, contributing to a net cash outflow of approximately $80 million for the fiscal year. Earnings per share for the year fell just short of our goal and were $1.47. Accordingly, no bonuses were paid to the named executive officers under the STI Plan.

Fiscal 2008 Discretionary Bonus Payments.    Following its determination that no bonuses could be paid to the named executive officers under the STI Plan, the Compensation Committee evaluated their performance during the year and nonetheless awarded each a discretionary cash bonus to recognize his significant and numerous contributions to the Company and strong leadership during the 2008 fiscal year. In particular, the Committee considered each officer’s significant contributions to achieving the following: (i) a smooth CEO leadership transition; (ii) the development and implementation of a new corporate vision, strategy and organizational structure; (iii) our overall financial performance in light of the steep and continual increase in raw material costs; (iv) a strong safety, health and environmental record, measured by our low total recordable safety incident rate, the severity of those incidents and a low number of environmental nonconformances; and (v) marked improvement in our new business development activities demonstrated by the license agreement for the commercialization of Cabot Elastomer Composites, successful expansion of the use of our cesium formate drilling fluids in operations outside of the North Sea, and increased revenue in our Aerogel business. The Committee also considered issues of internal equity that would arise from the payment of a bonus to others in the Company.

The amount of each award was based primarily on the executive officer’s performance, the level of his responsibilities, and internal equity considerations. The Committee also considered the bonus amounts paid to each executive officer for fiscal 2006 and 2007, and competitive market data from the Industry Comparison Group and compensation surveys. In assessing each officer’s performance and determining award amounts, the Committee acknowledged the following achievements:

•

In determining the amount of Mr. Prevost’s award, the Committee recognized Mr. Prevost’s swift transition into the CEO position and his leadership in developing a new corporate vision, strategy and organizational structure. Mr. Prevost also managed to mitigate some of the effects of the negative economic environment by focusing the management team on product margins, cash management and optimizing the resources of the new business areas.

•

Mr. Brady’s award recognized his leadership in the Rubber Blacks business, which achieved strong financial performance despite the unprecedented increase in raw material costs during the fiscal year. The award also recognized Mr. Brady’s leadership of the newly created Americas region.

•

Mr. Mason’s award recognized his strong leadership of the finance, IT and purchasing functions. In particular, Mr. Mason managed a critical cash management phase linked to the exceptional raw material price increases.

•

Mr. Berube’s award recognized his strong leadership on corporate governance matters and effective management of legal matters and corporate risk. Mr. Berube also provided critical advice to the Board of Directors during the CEO transition.

•	Mr. Cordeiro’s award recognized his leadership and management of the Supermetals business during difficult market conditions as well as his role in the development of the new corporate strategy.

Long-Term Incentive Grants

Long-term incentive grants are primarily intended to link the long-term interests of the executive officers with those of the stockholders, provide incentive to improve the long-term performance and, therefore, the value of Cabot, and to retain successful executive officers. Under the long-term equity incentive program, the executive officers were granted a specific number of shares of our common stock (the “Grant Number”) that they could then elect either (i) to purchase as shares of restricted stock at 30% of the market price of such stock on the date of grant, or (ii) to receive as a non-qualified stock option for a number of shares of our common stock equal to two times the Grant Number, exercisable at 100% of the market price of such stock on the date of the grant, or (iii) a combination of purchase restricted stock and stock options. The options provide value to the participant only if our stock price increases after the grants are made. The rationale for requiring executive officers to pay for shares of restricted stock has been that making a personal financial investment provides a strong alignment of interests among our executive officers and our stockholders and encourages the executive officers to focus on Cabot’s long-term performance and value creation activities. We provided a choice of receiving options because payment of the restricted stock purchase price at the time of grant may be a financial hardship and to accommodate non-U.S. individual tax considerations.

Both the purchase restricted stock and the stock options vest three years after grant. The stock options have a five-year life. There is no specific performance criteria tied to the vesting of these grants. Except as noted below, the benefits of both types of grants (other than dividends already paid on the restricted stock) are forfeited if the executive leaves Cabot prior to the end of such three-year period for any reason other than death or disability, unless the Committee, in its sole discretion, determines otherwise. Each year, approximately 85% of the awards issued are in the form of purchase restricted stock. In fiscal 2008 all of the named executive officers (other than Mr. Prevost and Mr. Burnes, who were not eligible to receive an award) elected to purchase restricted stock.

Analysis.    The awards made in 2008 recognized each officer’s continued strong leadership within Cabot, and his significant role in effecting a smooth leadership transition and in developing a new corporate vision and strategy. The Committee did not apply a specific weight to any of these factors. The determination of individual awards for each named executive officer was also based upon the value of prior equity awards made to the officer, his total compensation, an assessment of internal equity and competitive market data, as well as individual performance and an assessment of each officer’s long-term potential at Cabot, with particular emphasis on the officer’s leadership capability. The awards for Messrs. Berube, Cordeiro and Mason were higher in value than the awards they received in fiscal 2007 and the award made to Mr. Brady was roughly the same as the award he received in fiscal 2007. The increase in the number of shares issued in fiscal 2008 also reflects Cabot’s lower stock price at the time of grant.

Mr. Prevost’s Compensation

On January 1, 2008, Patrick M. Prevost became Cabot’s President and Chief Executive Officer. Under the terms of his employment, Mr. Prevost receives a salary of $800,000 per year, which will be reviewed annually by the Compensation Committee. Mr. Prevost also received the following signing incentives: (1) a one-time cash signing bonus of $550,000, and (2) 30,000 shares of restricted stock with no purchase price under Cabot’s 2006 Long-Term Incentive Plan. These shares vest in equal installments on the first, second and third anniversaries of the date Mr. Prevost’s employment commenced, based on continued employment with Cabot. These sign-on incentives were intended to replace the value of certain compensation arrangements that Mr. Prevost left from his previous employer.

Mr. Prevost is eligible to participate in Cabot’s long-term incentive program beginning with the grant to be made for fiscal 2009. In lieu of an award under the 2008 long-term incentive program, in January 2008 Mr. Prevost received 60,000 shares of restricted stock with no purchase price under Cabot’s 2006 Long-Term Incentive Plan. The value of this award was based on competitive pay practices, taking into consideration the value of awards received by Mr. Prevost’s predecessor. These shares vest in equal installments on the last day of each of the twelve fiscal quarters following the date of issuance, based on his continued employment with Cabot.

In connection with his employment, Mr. Prevost also received a relocation package that included, among other things, reimbursement for six months of temporary living expenses.

If before January 1, 2011 Cabot terminates Mr. Prevost’s employment for any reason other than for “Cause” (as defined in his offer letter) or Mr. Prevost terminates his employment with “Good Reason” (as defined in his offer letter), Mr. Prevost will receive (i) continued payment of base salary, as well as monthly payments of $66,666.67 in place of any bonus payments, for a period of twenty-four months following the date of termination; (ii) immediate vesting of the unvested portion of the 30,000 shares of restricted stock issued as a signing incentive; (iii) a pro-rata short-term incentive bonus for the year his employment is terminated; (iv) continued medical and dental benefits for up to 18 months; and (v) relocation benefits to relocate his family back to Europe. These benefits will be conditioned upon Mr. Prevost’s signing a release of claims. In addition, any payments made under (i) above will be reduced during the twenty-four month period by any amounts that Mr. Prevost earns during the twenty-four months after the date of termination in excess of $100,000.

Mr. Burnes’s Compensation

In connection with his retirement from Cabot in March 2008, the Compensation Committee accelerated the vesting of an aggregate of 196,000 shares of restricted stock Mr. Burnes received in 2006 and 2007. In addition, 110,000 shares of restricted stock issued to Mr. Burnes in 2005 vested automatically without any action on the part of the Committee upon Mr. Burnes’s retirement from Cabot and his signing a two year non-compete agreement. The Committee exercised it discretion to accelerate the vesting of the shares in recognition of Mr. Burnes’s leadership, his contribution to the success of the Company during the terms of the awards and his effecting a smooth leadership transition.

Changes in Compensation Programs being Implemented for Compensation Payable for Fiscal 2009.

Beginning in fiscal 2009, we adopted changes in our compensation practices to strengthen the pay-for-performance features of our short- and long-term incentive compensation programs and to make payments under those programs more objectively determinable, and the programs more transparent to our investors and employees. In adopting these changes, which are described below, it was also the intent of the Compensation Committee to rebalance the allocation of total direct compensation (base salary, cash bonus, equity grant) paid to our executive officers. With these changes, base salaries and short-term incentive payment targets will generally be at mid-market of the benchmarking comparison data provided by PM&P, and long-term incentive award target values will generally be set at the 65th percentile of the benchmarking data. Our executive officers’ total target compensation will generally be at mid-market of the benchmarking data. As described below, with the adoption of these changes approximately 70% of our executive officers’ incentive compensation opportunity will be payable on the basis of achievement of objectively measurable corporate performance goals.

Base salary

Beginning in fiscal 2009, the Committee will consider base salary increases annually. Increases in base salary will continue to be based on the named executive officer’s performance, his responsibilities, his long-term potential at Cabot, internal equity considerations and the external competitiveness of his base salary and total compensation.

Analysis.    In light of the economic conditions affecting the Company, none of the named executive officers received an increase in their base salary for 2009, with the exception of Mr. Cordeiro, who was elected Chief Financial Officer of the Company effective February 13, 2009 and will receive an increase in his base salary to reflect his increased responsibilities.

Short Term Incentive Compensation

Significant changes to the short-term incentive compensation program have been adopted to more clearly align awards with our business strategy and to link bonus payments more closely to the achievement of specific and tangible corporate and individual goals and objectives. The result is a program under which payments are made largely on the basis of objective criteria, and one that reinforces our performance-based culture. Beginning in fiscal 2009, the annual cash incentive opportunity for our named executive officers will be expressed as a percentage of base salary. Of this target amount, 70% will be based on the degree to which our corporate performance goals are achieved and 30% will be based on the achievement of individual performance objectives.

Two key financial metrics will be used to measure corporate performance for determining short-term incentive payments for fiscal 2009: (i) adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), which has a 65% weighting and (ii) net working capital (NWC) measured in days, which has a 35% weighting. These metrics and their assigned weights reflect our near-term business goals, as adjusted EBITDA measures our operating profitability and NWC measured in days reflects how efficiently we manage the day-to-day cash used to run our operations. In calculating adjusted EBITDA, we will exclude certain items that are unusual or infrequent and that we do not believe reflect our true underlying business performance. These certain items will be disclosed in our annual reports on Form 10-K.

Actual short-term cash incentives paid to an executive can range from 0% to 200% of target levels, depending on the degree to which the corporate and each individual’s performance goals are attained. With respect to the corporate goals, threshold, target and maximum goals for adjusted EBITDA and NWC have been established. If the target performance for a corporate metric is achieved, 100% of the target bonus opportunity applicable to that metric will be payable. If threshold performance is achieved, 50% of the target bonus opportunity applicable to that metric will be payable, and if the maximum performance is achieved or exceeded, 200% of the target bonus opportunity applicable to that metric will be payable. For performance between threshold, target and maximum levels, an interpolated multiplier will be used to calculate the amount payable with respect to each metric. If threshold performance is not achieved, none of the target bonus opportunity applicable to that metric will be payable. As it relates to the corporate performance goals, the threshold adjusted EBITDA goal must first be achieved before any named executive officer will be eligible to receive a bonus based on the achievement of the corporate goals. Further, in situations where the corporate financial goals have been achieved, the Committee retains discretion to decrease awards paid based on our corporate scorecard performance, including goals in the safety and environmental areas and with respect to customers and innovation. Similarly, the Committee has retained discretion to pay bonus awards in rare circumstances where significant and unanticipated external events prevent the achievement of our corporate goals. It is the expectation of the Committee that the target metrics will be realistic but not easily achievable and, thereby, should drive the achievement of our short-term financial goals.

At the beginning of the fiscal year, the Committee establishes and approves all corporate goals for the annual short-term incentive compensation program for that year based on recommendations made by the Chief Executive Officer. Executive officers’ individual performance goals are jointly developed by the executive and the Chief Executive Officer and will vary depending on the roles and responsibilities of the individual. These individual objectives may include, as examples, goals for acquisitions and divestitures, safety performance, technology innovations, customer relations and improving market positions through profitable growth, new product introductions and cost management. At the conclusion of the fiscal year, each executive officer’s performance against his objectives, as well as on more subjective criteria, will be assessed. This assessment will determine the portion of the award that has been earned and that is payable on the basis of the executive’s achievement of individual goals.

Long-Term Incentive Compensation

During 2008, the Committee evaluated various long-term incentive program designs and considered the effectiveness of various award types in achieving our compensation objectives (such as rewarding performance and the execution of our business strategy, employee retention and attraction, and aligning the interests of our executives with our shareholders), competitive market practices, dilution and expense constraints, and tax and accounting implications. Based on this review, the Company intends to implement significant changes to the long-term incentive program beginning with equity awards to be made in May 2009. As with the short-term incentive compensation plan, to strengthen the pay-for-performance features of the long-term incentive awards the Committee intends to make awards to our executive officers, the ultimate value of which will substantially depend on the degree to which the Company achieves objectively measurable performance metrics. The implementation of these changes, which are described in detail below, depends upon the adoption of the 2009

Long-Term Incentive Plan by our shareholders at the Annual Meeting. This is because our 2006 Long-Term Incentive Plan, which was principally designed for the issuance of purchase, time-vested restricted stock, contains restrictions that make the issuance of performance-based awards not feasible.

The long-term incentive compensation program designed for our 2009 awards contemplates that executive officers will receive an award that consists of performance-based stock units representing 35% of the value of the award, stock options representing 35% of the value of the award, and time-based stock units representing 30% of the value of the award. The performance-based stock units will vest at the end of three years but the number of units that vest, if any, will depend on the degree of achievement of annual, objectively measurable corporate performance goals that support our longer-term strategic objectives. The performance metrics will be established by the Committee based on the recommendations of management at the beginning of the three-year performance cycle. Based on the degree of achievement of, or the failure to achieve, the performance metrics, an executive may earn between 0% and 150% of the number of stock units allocated to this portion of his award. For awards to be made in May 2009, two key financial metrics are expected to be used to measure corporate performance: (i) earnings per share (EPS), which will have a 65% weighting, and (ii) return on invested capital (ROIC), which will have a 35% weighting. In calculating whether the EPS and ROIC goals have been met, we will exclude certain items that are unusual or infrequent and not believed to reflect our true underlying business performance. These certain items will be disclosed in our annual reports on Form 10-K. Threshold, target and maximum goals will be established for these metrics for each year in the three-year performance cycle, and will be used to calculate the number of shares that will be issuable for a particular year when the units vest. If performance against a financial metric is at the target level, 100% of the units subject to the metric will be issuable. If performance is at the maximum level or above, 150% of the units subject to the metric will be issuable, and if performance is at the threshold level, 50% of the units subject to the metric will be issuable. For performance between the threshold, target and maximum levels, an interpolated multiplier will be used to calculate the number of units that is issuable. If threshold performance is not achieved, none of the units subject to the metric will be issuable. The issuable units will vest at the end of three years. It is the expectation of the Committee that the target metrics will be linked to the financial goals that the Company sets for itself and, thereby, should drive the incremental improvement in the Company’s performance.

The stock options will be exercisable at 100% of the market price of Cabot’s common stock on the date of grant. The stock options to be granted as a portion of the 2009 awards will vest over a three year period (30% on each of the first and second anniversaries of the date of grant and 40% on the third anniversary of the date of grant). The time-based stock units granted as a portion of the 2009 awards will vest in their entirety at the end of three years, and receive dividend equivalents payable in cash, when, and if, dividends are declared on Cabot’s outstanding shares of common stock.

When the stock units vest, they will generally be converted to shares of Cabot common stock. Unless otherwise determined by the Compensation Committee, if the executive leaves Cabot prior to the end of the vesting period for any reason other than death or disability, unvested stock options and unvested stock units will be forfeited.

We believe these equity incentive awards will be effective in achieving our compensation objectives. Stock options promote alignment with our stockholders in share price appreciation. Performance-based stock units promote shareholder alignment and reward performance and the execution of our strategy to deliver year-over-year growth in earnings. Time-based stock units reflect competitive practices, and promote shareholder alignment and retention by providing some level of value to executives based on the stock price. In addition to their strong retention value, stock units support an ownership culture and encourage our executives to take actions that are best for Cabot’s long-term success. Each of these equity compensation incentives will deliver a competitive economic value on the date of grant, but their ultimate value to an executive will depend upon the market value of the equity after the end of the vesting period. That value will be largely dependent upon our performance and market dynamics.

Role of the Compensation Consultant

The Compensation Committee has retained PM&P as its independent compensation consultant. PM&P reports directly to the Compensation Committee and does not provide any consulting services to Cabot or its executive officers. PM&P provides comparison group benchmarking data to the Compensation Committee for our executive officers and provides preliminary guidelines to the Compensation Committee regarding target levels of base salary and short- and long-term incentive compensation for each of our executive officers. PM&P does not make specific compensation recommendations to the Committee. PM&P also provides the Committee with information about other relevant market practices and trends. In fiscal year 2008, the scope of the consulting services provided by PM&P also included providing advice on executive compensation practices, assisting in the design of new short- and long-term incentive compensation programs, and assisting in the preparation of this CD&A. In addition, in fiscal year 2008, with the prior approval of the Chair of the Compensation Committee, PM&P assisted the Governance Committee in its review of director compensation.

In performing its work for the Committee, representatives of PM&P obtain compensation and performance data for the executive officers from Cabot’s Vice President of Human Resources and the Director of HR Shared Services. In addition, the consultants generally seek input and feedback from the Vice President of Human Resources and the Director of HR Shared Services regarding their consulting work product before it is provided to the Compensation Committee to confirm alignment with the Company’s business strategy, identify data questions or other similar matters. Representatives of PM&P attended all of the Compensation Committee meetings in person or by phone in 2008.

Role of the Chief Executive Officer and Other Officers in Compensation Decisions

The Committee reviews the three principal elements of total compensation at different times throughout the year. To assist the Committee in making compensation decisions, Mr. Burnes, with respect to base salary, and Mr. Prevost, with respect to all other compensation decisions for 2008, reviewed with the Committee his assessment of each executive officer’s performance, addressing such factors as the officer’s achievement of individual and Company goals, leadership accomplishments, contribution to Cabot’s performance, areas of strength and areas for development, and also made specific award recommendations to the Committee. Mr. Burnes (until his retirement from Cabot) and Mr. Prevost attend the Compensation Committee meetings but neither was present for, nor participated in, the discussions concerning his own compensation. All compensation decisions are made solely by the Committee and reported to the full Board of Directors.

Retirement and Other Benefit Programs

The named executive officers participate in the full range of benefits and are covered by the same plans (with certain exceptions for employees covered by collective bargaining agreements) and on the same terms as provided to all full-time U.S. salaried employees.

Retirement Plans

The U.S. retirement plans have been designed to work with Social Security to replace 70-80% of pre-retirement base pay for an employee working for Cabot for 30 years and retiring at age 65. The benefits consist of matching contributions and ESOP allocations under the Company’s Retirement Savings Plan (“RSP”) (a defined contribution plan), and quarterly accruals under the Company’s Cash Balance Plan (a hybrid pension plan). In addition, we provide benefits to our executives under the Supplemental RSP and Supplemental Cash Balance Plan, which allows us to provide benefits comparable to those that would be available under the qualified plans if the maximum limits established by ERISA and the Internal Revenue Code did not apply. These supplemental plans use the same benefit formulas as the qualified plans, and use the same types of compensation to determine benefit amounts. The Supplemental RSP and the Supplemental Cash Balance Plan include provisions under which Mr. Burnes accrued an additional benefit under the ESOP portion of the Supplemental

Retirement Savings Plan, as well as an additional benefit under the Supplemental Cash Balance Plan, in each case equal to the total benefits he would have accrued in any year under the plans if the maximum limits established under ERISA and the Code were not applicable, with the result that he in total accrued two times the benefit. These provisions were added in 1987 when Mr. Burnes joined Cabot. These arrangements were typical at the time for traditional pension arrangements when a senior level executive joined a company in the middle of his professional career, as Mr. Burnes did, and were intended to provide retirement payments at the same level he would have received had he worked at the company for most of his career. These provisions have not been extended to executives hired since 1995.

Change in Control Severance Plan

All of the named executive officers, as well as certain other senior level executives are participants in the Senior Management Severance Protection Plan (the “Severance Plan”). The purpose of the Severance Plan is to provide continuity of management during a change in control by providing the executives with financial protection in case of termination of employment associated with the transaction. To achieve these objectives, the Severance Plan has a “double trigger”, meaning that benefits are paid only in the event a participant is involuntarily separated from the Company in the two-year period following a change in control.

The Severance Plan was modified in 2007 by reducing the severance payment from two times to one times the executive’s salary plus bonus and reducing the severance protection period following a change in control from three years to two years. The amount of the benefit was reduced partially in recognition of the fact that upon a change in control all of the executive’s unvested purchase restricted stock and options will vest and provide him with a certain amount of financial protection in the event his employment is terminated. At the same time, the Company added a new provision requiring the Company to make an additional payment to the participant equal to any excise tax payable by the participant on the severance benefit or on any other benefit or payment provided by the Company to the participant in the event of a change of control of the Company. This “gross up” provision was added after analyzing the amount of the potential excise tax that would be payable by each executive officer under several different change-in-control scenarios. The analysis indicated that the severance benefits payable to executives whose base salaries and bonuses had increased significantly in recent years in recognition of their performance and leadership potential would be materially reduced by the excise tax they would have to pay on the benefit. To ensure that the benefit received by all executives is consistent, the “gross-up” provision was added. Finally, the Company modified the eligibility requirements such that the Severance Plan covers only the senior management team, which is currently twenty-one employees. In making these changes, the Committee took into consideration market comparison data on severance and change in control practices provided by PM&P. For a more detailed discussion of the Severance Plan, see the narrative discussion and tables under “Potential Payments Upon Termination or Change-in-Control” beginning on page 46.

Deferred Compensation Plan

Our Deferred Compensation Plan permits eligible employees, including our U.S. based named executive officers, to voluntarily defer up to 50% of their salary and any short-term incentive bonuses. The ability to defer income is provided to executive officers as a way to assist them to save for future financial needs with relatively little cost to us. The amounts deferred are a general obligation of ours and we may use the cash that has been deferred for our general corporate purposes. For a more detailed discussion of our deferred compensation arrangements see the “Nonqualified Deferred Compensation” table and the accompanying narrative beginning on page 44.

Health and Welfare Plans

The health and welfare plans are the same as those offered to all other employees working in the same country.

Perquisites

The Company provides the executive officers with perquisites, consisting principally of financial planning services and an annual executive physical examination.

Practices Regarding the Grant of Equity Awards.

The Committee has generally followed a practice of making all equity grants to executive officers on a single date each year. The Committee grants these annual awards at its regularly scheduled meeting in May. The May meeting usually occurs within 2 or 3 weeks following our release of earnings for our second fiscal quarter. The closing price of Cabot stock on the NYSE on the date grants are approved by the Compensation Committee determines the exercise price of options and the value that executives have paid for restricted stock. Most of our equity awards to named executive officers have historically been made pursuant to our annual grant program, although from time to time the Committee makes additional awards of restricted stock or options to executives at other times for recruiting or retention purposes. We do not have a program, plan, or practice to time “off-cycle” awards in coordination with the release of material non-public information. Other than the shares issued to Mr. Prevost in connection with his employment at Cabot, no off-cycle awards were granted in fiscal year 2008. Newly hired executive officers may receive an off-cycle award as an incentive to join Cabot and to immediately align their interests with those of our stockholders. These awards are effective on the later of the Compensation Committee approval of the grant or the date the executive officer’s employment commences.

Share Retention Guidelines

The Company adopted share ownership guidelines for its executive officers in November 2008. Under the guidelines, we expect our Chief Executive Officer to have equity ownership in the Company in the range of five times his or her base salary, and each other officer who reports directly to the Chief Executive Officer to have equity ownership in the Company in the range of three times his or her base salary. Newly elected or promoted senior officers will be expected to achieve these ownership guidelines within a five-year period after their election or promotion. Senior officers in office at the time these guidelines were adopted will be expected to achieve them within a five-year period following the date of adoption.

Securities Trading Policy

The Company has a policy that prohibits executives from engaging in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), and “put” and “call” options. In addition, this policy is designed to ensure compliance with all insider trading rules.

Tax and Accounting Information

The Compensation Committee generally considers the tax and accounting consequences of various compensation arrangements in establishing an appropriate compensation program for executive officers. However, to maintain flexibility to compensate our executive officers in a manner designed to promote long-term corporate goals and objectives, the Committee has not adopted a policy that all compensation must be deductible or have the most favorable accounting treatment to the Company. Salary is expensed when earned. Annual bonuses under the short-term incentive compensation program are expensed during the year in which performance is being measured. Our restricted stock and stock options are expensed at the grant date fair value over the service period, which typically is a three-year vesting period. Our restricted stock and option awards, as currently structured, are not considered performance-based for purposes of Section 162(m) of the Internal Revenue Code. Therefore, the value of those equity awards, in combination with the amount of salary, in excess of $1,000,000 paid to our Chief Executive Officer and the three highest paid executive officers other than the

Chief Executive Officer and the Chief Financial Officer is not tax deductible by us. The maximum awards payable under the Short-Term Incentive Compensation Plan are based upon the achievement of objectively determinable performance measures and, therefore, such awards are considered performance-based for purposes of Section 162(m) of the Code and are tax deductible by the Company. The actual award to each executive may then be reduced based on the degree of achievement of Company and individual performance goals set in the annual short-term incentive compensation program described above. No awards were made under the Short-Term Incentive Compensation Plan for 2008.

The Severance Plan includes a gross up provision in an amount equal to any excise tax payable by the named executive officer on the severance benefit paid under the plan or on any other benefit or payment provided by the Company to the named executive officer in the event of a change in control of the Company.

Summary Compensation Table

The following table and footnotes describe the compensation for Kennett F. Burnes, who served as our Chief Executive Officer until January 1, 2008 and as Chairman of our Board of Directors until March 14, 2008; Patrick M. Prevost, who became our Chief Executive Officer on January 1, 2008; Jonathan P. Mason, our Chief Financial Officer; and the other three most highly compensated executive officers who were serving as executive officers as of September 30, 2008 (collectively, the “named executive officers”). The role of each component within the total compensation package is described under the heading “Compensation Discussion and Analysis,” which begins on page 24.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Kennett F. Burnes,	2008	428,269	—	4,553,369	—	—	422,209	461,337	5,865,184
Former Chairman, President and CEO	2007	850,000	—	2,908,493	—	1,200,000	308,001	432,639	5,699,133

Patrick M. Prevost,	2008	596,923	1,150,000	1,539,101	—	—	19,070	401,787	3,706,881
President and CEO

Jonathan P. Mason,	2008	374,615	150,000	575,943	42,023	—	20,972	100,352	1,263,905
Executive Vice President and CFO	2007	356,923	—	384, 257	42,023	325,000	17,954	221,355	1,347,512

William J. Brady,	2008	360,962	150,000	874,993	—	—	765	102,729	1,489,449
Executive Vice President and General Manager, Core Segment and Americas Region	2007	350,000	—	1,060,737	—	350,000	32,014	84,066	1,876,817

Brian A. Berube,	2008	318,269	100,000	533,573	—	—	226	83,924	1,035,992
Vice President and General Counsel

Eduardo E. Cordeiro,	2008	318,269	150,000	863,063	—	—	399	76,492	1,408,223
Vice President, Corporate Strategy	2007	292,308	—	894,109	—	250,000	18,809	73,373	1,528,599

(1)	The amount reported in this column for fiscal 2008 for Mr. Burnes reflects the salary earned by Mr. Burnes from October 1, 2007, the first day of fiscal 2008, through March 31, 2008, the last day of his employment with Cabot. The amount reported in this column for Mr. Prevost reflects the salary earned by Mr. Prevost from January 1, 2008, the date he commenced employment with Cabot, through September 30, 2008, the last day of fiscal 2008.

(2)	The amount reported in this column for Mr. Prevost includes a sign-on bonus of $550,000 that was awarded to him in connection with the commencement of his employment as our President and Chief Executive Officer on January 1, 2008.

(3)

The amounts reported in this column reflect the compensation expense recognized by Cabot for financial statement reporting purposes for unvested restricted stock awards in accordance with Statement of Financial Accounting Standards No. 123(R) (“FAS 123(R)”). However, as prescribed by SEC rules, these amounts exclude estimates of forfeitures related to service-based vesting conditions. Compensation expense for restricted stock awards is measured at the grant date based on the fair market value of Cabot’s common stock on the grant date and is recognized over the service period, which generally represents the vesting period. For Mr. Burnes, the fiscal 2007 expense relates to grants of restricted stock made under our long-term incentive program in fiscal 2004 through fiscal 2007 and the fiscal 2008 expense relates to grants of restricted stock made under our long-term incentive program in fiscal 2005 though fiscal 2007. For Mr. Prevost, the expense relates to grants of restricted stock made in connection with his start of employment at Cabot in fiscal 2008. For Mr. Mason, the fiscal 2007 expense relates to grants of restricted stock made under our long-term incentive program in fiscal 2006 and fiscal 2007 and the fiscal 2008 expense relates to grants of restricted stock made under our long-term incentive program in fiscal 2006 through fiscal 2008. The fiscal 2007 expense also includes an expense relating to a cash award in lieu of stock granted to Mr. Mason in 2006 in connection with his start of employment at Cabot. For Messrs. Brady and Cordeiro, the fiscal 2007 expense relates to grants of restricted stock made under our long-term incentive program in fiscal 2004 through fiscal 2007 and the fiscal 2008 expense relates to grants of restricted stock made under our long-term incentive program in fiscal 2005 through fiscal 2008. For Mr. Berube, the expense relates to grants of restricted stock made under our long-term incentive program in fiscal 2005 through fiscal 2008. The amounts in the table reflect our compensation expense for these awards and do not reflect the actual value that may be realized by the named executive officers when the stock vests.

(4)	The amounts reported in this column reflect the compensation expense recognized by Cabot for financial statement reporting purposes for unvested stock option awards in accordance with FAS 123(R), without regard to forfeitures as prescribed by SEC rules. Compensation expense for stock option awards is measured at the grant date based on the Black-Scholes option-pricing model and is recognized over the service period, which generally represents the vesting period. The assumptions used to calculate the grant date fair value of option awards under the Black-Scholes model are set forth in Note M to our Consolidated Financial Statements filed with our Annual Report on Form 10-K for fiscal 2008. For Mr. Mason, the compensation expense relates to stock options granted under our long-term incentive program for fiscal 2006. The amount in the table represents our compensation expense for this stock option award and does not reflect the actual value that may be realized by Mr. Mason from exercising the option.

(5)	The amounts reported in this column consist of:

(a)	The aggregate change in the actuarial present value of each named executive officer’s accumulated pension benefits under the plans in which he participates as follows: Mr. Burnes: $308,001 in 2007 and $422,209 in 2008; Mr. Prevost: $19,070 in 2008; Mr. Mason: $17,937 in 2007 and $20,958 in 2008; Mr. Berube: $(2,476) in 2008; Mr. Brady: $31,231 in 2007 and $(9,505) in 2008; and Mr. Cordeiro: $18,485 in 2007 and $(2,111) in 2008. Prior to fiscal 2008, Cabot used a pension plan measurement date of June 30 for financial statement purposes. Beginning in fiscal 2008, Cabot changed its pension plan measurement date to September 30 in accordance with Financial Accounting Standard No. 158 (“Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106 and 132(R)”). In accordance with SEC rules, the change in the actuarial present value for each named executive officer’s accumulated pension benefits has been measured from July 1, 2006 through June 30, 2007 for fiscal 2007 and from July 1, 2007 through September 30, 2008 for fiscal 2008, and, when such amounts are negative, they are not reflected in the sum reported in the column.

(b)	Above-market interest (120% of the applicable long-term rate) credited to deferrals under Cabot’s deferred compensation plan as follows: Mr. Mason: $17 in 2007 and $14 in 2008; Mr. Berube: $226 in 2008; Mr. Brady: $783 in 2007 and $765 in 2008; and Mr. Cordeiro: $324 in 2007 and $399 in 2008.

(6)	The table below identifies the amounts shown in the “All Other Compensation” column. All of the amounts reflect the actual cost to Cabot.

	Year	Company contributions to Retirement Savings Plan ($)(a)	Company contributions to Supplemental Retirement Savings Plan ($)(a)	Financial planning and tax assistance ($)	Relocation assistance ($)(b)	Unused Vacation ($)	Other ($)(c)	Total ($)
K.F. Burnes	2008	30,454	369,380	15,000	—	19,615	26,888	461,337
	2007	37,183	362,631	30,000	—	—	2,825	432,639

P.M. Prevost	2008	29,885	20,647	20,809	328,162	—	2,284	401,787

J.P. Mason	2008	31,589	62,649	3,325	—	—	2,789	100,352
	2007	37,942	43,562	6,500	133,276	—	75	221,355

W.J. Brady	2008	33,637	53,475	13,453	—	—	2,164	102,729
	2007	37,037	31,527	12,927	—	—	2,575	84,066

B.A. Berube	2008	31,945	40,875	11,040	—	—	64	83,924

E.E. Cordeiro	2008	32,031	33,669	10,728	—	—	64	76,492
	2007	36,719	27,214	9,365	—	—	75	73,373

(a)	The Retirement Savings Plan and Supplemental Retirement Savings Plan are defined contribution plans and described under the heading “Nonqualified Deferred Compensation” beginning on page 44.

(b)	Mr. Prevost became a Cabot employee on January 1, 2008. We made payments on behalf of, or reimbursed, Mr. Prevost for expenses associated with relocating from Mannheim, Germany to Massachusetts during fiscal 2008 pursuant to our employee relocation policies. The amount reported in the table consists primarily of tax gross-up benefits of $72,651, expenses associated with the shipment of household goods of $87,425 and temporary living related expenses. Mr. Mason became a Cabot employee on January 12, 2006. We made payments on behalf of, or reimbursed, Mr. Mason for expenses associated with relocating from Connecticut to Massachusetts during fiscal 2007 pursuant to our employee relocation policies. The amount reported in the table consists of payments primarily associated with the sale of his residence in Connecticut including loss on sale.

(c)	Includes the amount paid by Cabot for an annual physical exam for Mr. Burnes ($2,750 in fiscal 2007 and $1,850 in fiscal 2008), Mr. Mason ($2,725 in fiscal 2008) and Mr. Brady ($2,500 in fiscal 2007 and $2,100 in fiscal 2008); and the cost to Cabot of providing each named executive officer with a death benefit under our Death Benefit Protection Plan equal to three times their base salary at the time of their death. $50,000 of this benefit is insured and the balance is payable from Cabot’s assets in the event of death. In fiscal 2007, the cost to Cabot for this death benefit was $75. In fiscal 2008, the cost to Cabot for this death benefit was $38 for Mr. Burnes, $45 for Mr. Prevost and $64 for each of Messrs. Mason, Brady, Berube and Cordeiro. This premium is paid to the life insurance carrier. The amount reported for Mr. Burnes also includes a contribution of $25,000 to a charity selected by Mr. Burnes upon his retirement as Chairman of the Board. The amount reported for Mr. Prevost also includes the reimbursement of attorneys fees incurred in connection with his employment arrangements.

The table does not include any amounts for use of sports tickets by the named executive officers because no incremental costs were incurred by Cabot in fiscal 2007 or 2008. Cabot purchases season tickets to sporting events for business outings with customers and vendors. If the tickets are not being used for business purposes, the named executive officers and other employees may have opportunities to use these tickets. In fiscal 2007 and 2008, none of the named executive officers used Cabot’s season tickets for more than five events.

Employment Agreements

We do not have employment agreements with our named executive officers. Salary and other compensation for our named executive officers are set by the Compensation Committee of the Board of Directors as described in the Compensation Discussion and Analysis beginning on page 24. For information about termination of employment and change-in-control arrangements between Cabot and the named executive officers, see “Potential Payments Upon Termination or Change-in-Control” on page 46.

Grant of Plan-Based Awards Table

The following table reports all plan-based awards granted to the named executive officers during fiscal 2008. The material terms of our short-and long-term incentive compensation awards are described in “Compensation Discussion and Analysis — Short Term Incentive Compensation” on page 27 and “Compensation Discussion and Analysis — Long Term Incentive Grants” on page 28.

Name	Grant Date(2)	Approval Date(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant date fair value of stock and option awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)
K. F. Burnes
Restricted Stock	—	—	—	—	—	—	—
STI	—	—	—	—	—

P. M. Prevost(1)
Restricted Stock	1/2/2008	12/5/2007	—	—	—	60,000	$1,932,000
Restricted Stock	1/2/2008	12/5/2007	—	—	—	30,000	$966,000
STI	—	—	$0	$800,000	$1,600,000

J. P. Mason
Restricted Stock	5/28/2008	5/8/2008	—	—	—	37,000	$807,340
STI	—	—	$0	$228,000	$456,000

W. J. Brady
Restricted Stock	5/28/2008	5/8/2008	—	—	—	41,500	$905,530
STI	—	—	$0	$219,000	$438,000

B. A. Berube
Restricted Stock	5/28/2008	5/8/2008	—	—	—	30,000	$654,600
STI	—	—	$0	$195,000	$390,000

E. E. Cordeiro
Restricted Stock	5/28/2008	5/8/2008	—	—	—	46,000	$1,003,720
STI	—	—	$0	$195,000	$390,000

(1)	Mr. Prevost is eligible to participate in our short-term incentive program beginning with the grant for fiscal 2008 and our long-term incentive program beginning with the grant to be made for fiscal 2009. Mr. Prevost was not eligible for our 2008 long-term incentive program and instead was granted 60,000 shares of restricted common stock with no purchase price under Cabot’s 2006 Long-Term Incentive Plan under his employment arrangements. In addition, in connection with his offer of employment with Cabot, Mr. Prevost was granted 30,000 shares of restricted common stock with no purchase price under Cabot’s 2006 Long-Term Incentive Plan.

(2)	The Compensation Committee approved awards under our long-term equity incentive program for fiscal 2008 on May 8, 2008. Under the terms of the awards, participants had until May 28, 2008 to elect to receive their awards as purchase restricted stock or stock options. All of our named executive officers elected to purchase restricted stock. Under FAS 123(R), the grant date is the date on which the employer and employee have reached a mutual understanding of the key terms and conditions of a share-based payment award. Accordingly, the grant date for shares awarded under the 2008 long-term equity incentive program for FAS 123(R) purposes is May 28, 2008 because that is the first date the type of award was known, making the number of shares known and measurable.

(3)	The amounts in these columns show the target and maximum bonus amounts payable for fiscal 2008 under our STI Plan.

(4)	Under FAS 123(R), the fiscal 2008 grant date fair value for the restricted stock awards for each named executive officer was calculated by multiplying the number of shares granted by the closing price of Cabot’s common stock on the grant date and subtracting the amount paid by each named executive officer for his restricted stock award. The actual value realizable by the named executive officer with respect to a grant of restricted stock depends on the market value of the shares when the officer sells the shares following vesting. Under the terms of the restricted stock awards granted to the named executive officers other than Mr. Prevost, the purchase price is equal to 30% of the closing price of Cabot’s common stock on the date the awards were approved by the Compensation Committee and the following amounts were paid by each named executive officer for the shares of restricted stock shown in the table: Mr. Mason: $355,570; Mr. Brady: $398,815; Mr. Berube: $288,300 and Mr. Cordeiro: $442,060.

Dividends are paid on shares of restricted stock when, and if, declared by our Board of Directors at the same rate as paid to all shareholders.

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows information regarding unexercised options and unvested restricted stock held by our named executive officers as of September 30, 2008.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
K. F. Burnes	—		—	—	—		—
	—		—	—	—		—
	—		—	—	—		—
P. M. Prevost	—		—	—	30,000	(2)	953,400
	—		—	—	45,000	(3)	1,430,100
J. P. Mason	15,000	(1)	35.23	5/11/2011	22,500	(4)	477,225
	—		—	—	23,800	(4)	427,924
	—		—	—	37,000	(4)	820,290
W. J. Brady	—		—	—	35,000	(4)	742,350
	—		—	—	27,000	(4)	485,460
	—		—	—	41,500	(4)	920,055
B. A. Berube	—		—	—	21,000	(4)	445,410
	—		—	—	17,500	(4)	314,650
	—		—	—	30,000	(4)	665,100
E. E. Cordeiro	—		—	—	35,000	(4)	742,350
	—		—	—	27,000	(4)	485,460
	—		—	—	46,000	(4)	1,019,820

(1)	Mr. Mason’s stock options would have become exercisable in full on May 11, 2009, but will be forfeited upon the termination of his employment with Cabot on February 13, 2009.

(2)	These shares vest in equal annual installments over three years beginning on January 1, 2009, assuming Mr. Prevost’s continued employment with Cabot.

(3)	These shares vest in equal quarterly installments over three years beginning on March 31, 2008, assuming Mr. Prevost’s continued employment with Cabot.

(4)	These shares vest on the third anniversary of the date the award was approved by Cabot’s Compensation Committee.

(5)	The market value was calculated by multiplying the closing price of Cabot common stock on September 30, 2008 ($31.78) by the number of shares of unvested restricted stock and subtracting the amount paid by each executive officer for his restricted stock.

Option Exercises and Stock Vested Table

The following table shows for each named executive officer the restricted stock awards that vested during fiscal 2008. None of our named executive officers exercised any stock options during fiscal 2008. The value realized under the “stock awards” column is the product of the number of shares vested and the closing price of our common stock on the vesting date, less the amount paid by the named executive officer to purchase the restricted stock.

	Stock Awards
Name	Number of Shares Acquired On Vesting (#)		Value Realized On Vesting ($)
K. F. Burnes	306,000	(1)	5,276,900
P. M. Prevost	15,000		420,450
J. P. Mason	3,334		105,288
W. J. Brady	40,000		952,400
B. A. Berube	20,000		476,200
E. E. Cordeiro	35,000		833,350

(1)	Consists of the acceleration of vesting of shares of restricted stock granted to Mr. Burnes under Cabot’s 2005, 2006 and 2007 long-term incentive award programs in connection with his retirement from Cabot on March 31, 2008.

Pension Benefits

The following narrative and tables provide information on Cabot’s Cash Balance Plan and Supplemental Cash Balance Plan, the defined benefit retirement plans in which the named executive officers participate.

Cash Balance Plan

We maintain a Cash Balance Plan, which is a funded, tax-qualified defined benefit plan for U.S.-based employees. The Cash Balance Plan is a hybrid pension plan in which participants accrue benefits in the form of account balances, with a guaranteed rate of return and defined notional contributions (“pay-based credits”). For each year, beginning with the plan year commencing October 1, 1988, we provide participants with annual pay-based credits of 3% of eligible compensation during the first five years of service, 3.5% for the next five years and 4% after ten years of service, plus additional credits of 2% of earnings in excess of the Social Security Wage Base. Eligible compensation under the Cash Balance Plan includes salary and bonus.

All balances in the accounts of participants during a calendar year are credited with interest at the one-year U.S. Treasury bill rate determined as of November of the previous year until the participants begin receiving benefit payments. For calendar year 2008, the interest rate was 3.50%. At retirement at any age or other termination of employment, participants eligible for benefits may receive their vested account balance in a lump sum payment or in a monthly pension having equivalent actuarial value. Benefits for service through September 30, 1988 are based on the plan formula then in effect, and have been provided for through the purchase of a group annuity contract issued by an insurance company.

Prior to January 1, 2008, participants were 20% vested in Cabot’s contributions to their accounts after two years of employment with Cabot, 40% vested after three years, 60% vested after four years and 100% vested after five years. Beginning on January 1, 2008, all participants who were employees before that date who were not 100% vested in their accrued account balances on that date will be 20% vested in Cabot’s contributions to their accounts after two years of employment with Cabot and 100% vested after three years, and all participants whose employment with Cabot began on or after January 1, 2008 will be 100% vested in Cabot’s contributions to their accounts after three years of employment with Cabot.

All of the named executive officers, except for Messrs. Prevost and Mason, are fully vested in their accrued account balances under the Cash Balance Plan. Upon retirement from Cabot at age 65, upon termination of employment by reason of death or disability, or upon a change in control of Cabot, any unvested account balance will immediately vest.

Supplemental Cash Balance Plan

We also maintain a Supplemental Cash Balance Plan, which is an unfunded, non-qualified plan created to provide benefits to executive officers and other Cabot employees in circumstances where maximum limits established under the Internal Revenue Code prevent participants from receiving some of the benefits provided under the Cash Balance Plan. The Internal Revenue Code limits the amount of compensation that can be used to annually accrue benefits under the tax-qualified Cash Balance Plan. The Supplemental Cash Balance Plan is intended to provide eligible employees the same benefits that they would earn under the Cash Balance Plan if this compensation limit did not apply.

The material terms and conditions of the Supplemental Cash Balance Plan are the same as those of the Cash Balance Plan except that benefits otherwise payable from the Supplemental Cash Balance Plan will be forfeited if a participant’s employment is terminated for cause (which for this purpose under the plan means the participant acted in a way that Cabot’s Benefits Committee determines to be negligence or misconduct in performing his or her job).

Under the plan’s terms, Mr. Burnes accrued an additional benefit in addition to the regular Supplemental Cash Balance Plan benefit that was equal to the total benefits he would have accrued under the Cash Balance Plan if the maximum limits established under the Internal Revenue Code were not applicable, with the result that he in total accrued two times the benefit.

Pension Benefits Table

The following table shows the actuarial present value of each named executive officer’s accumulated benefits under the pension plans in which he participates as of September 30, 2008, which is the pension plan measurement date used for financial statement reporting purposes for our fiscal 2008 financial statements.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)		Payments During Last Fiscal Year ($)
K. F. Burnes	Cash Balance Plan Supplemental Cash Balance Plan	20 20	28,927 2,013,028	(3)	634,270 —	(4)

P. M. Prevost	Cash Balance Plan Supplemental Cash Balance Plan	1 1	6,541 12,529		— —

J. P. Mason	Cash Balance Plan Supplemental Cash Balance Plan	2 2	18,089 25,148		— —

W. J. Brady	Cash Balance Plan Supplemental Cash Balance Plan	22 22	125,337 93,116		— —

B. A. Berube	Cash Balance Plan Supplemental Cash Balance Plan	14 14	81,636 47,460		— —

E. E. Cordeiro	Cash Balance Plan Supplemental Cash Balance Plan	10 10	46,924 32,183		— —

(1)	Credited service represents total completed years of service with us as of September 30, 2008 for all of our named executive officers other than Messrs. Burnes and Prevost, for whom their partial year of service during fiscal 2008 is credited as a year of service.

(2)	The following assumptions were used in the calculations:

Cash Balance Plan/ Supplemental Cash Balance Plan
Measurement Date	9/30/2008
Discount Rate (for present value calculation)	7.50%
Form of benefit	Lump sum
Retirement Date	Age 65

(3)	The amount reported includes a lump sum payment of $1,982,591 under Cabot’s Supplemental Cash Balance Plan (the “Lump Sum Payment”) and annuity payments totaling $1,511 that were accrued during fiscal 2008 pursuant to the benefit accrued under Cabot’s Supplemental Cash Balance Plan prior to September 30, 1988 (the “Annuity Payments”). The Lump Sum Payment and the Annuity Payments were accrued during the fiscal year but were not paid until October 2008 in order to comply with Internal Revenue Code Section 409A.

(4)	The amount reported consists of a lump sum payment of $632,759 under Cabot’s Cash Balance Plan and annuity payments totaling $1,511 pursuant to an annuity purchased from Prudential to cover benefits accrued under Cabot’s Cash Balance Plan prior to September 30, 1988.

Nonqualified Deferred Compensation

Deferred Compensation Plan

We maintain a non-qualified deferred compensation plan that permits certain key employees in the U.S. to voluntarily defer compensation in any year up to 50% of their base salary and up to 100% of short-term incentive and sales incentive bonuses. All of our named executive officers are eligible to participate in the deferred compensation plan. Mr. Mason, Mr. Brady, Mr. Berube and Mr. Cordeiro participated in the plan in fiscal 2008.

In any year, the deferred amounts are credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the applicable calendar year. This earnings measure has been specified by the plan administrator. Deferred amounts are credited to a participant’s account on the first day of the applicable calendar year and notional interest is applied as if the participant had earned the deferred amount on the first day of the calendar year rather than over the course of the year. Earnings are compounded annually. The Moody’s rate under the plan for calendar year 2008 was 5.97%. Participants in the deferred compensation plan can elect to defer receipt of their eligible compensation for a period of at least three years (“fixed period election”) or until they cease to be employees of Cabot (“separation election”). For a separation election, participants may elect to receive deferred amounts either in the form of a lump sum payment or, if a participant’s account balance is at least $50,000, installments over a period of three, five or ten years.

Retirement Savings Plan and Supplemental Retirement Savings Plan

All of our employees in the U.S. participate in the Retirement Savings Plan, a tax qualified defined contribution plan, although the terms vary for employees covered by a collective bargaining agreement. The Retirement Savings Plan contains a 401(k) portion under which Cabot makes a matching contribution of 75% of a participant’s contribution on up to 7.5% of the participant’s eligible compensation, making the maximum matching contribution an amount equal to 5.625% of a participant’s eligible compensation. This matching contribution is in the form of Cabot stock. The Retirement Savings Plan also contains an employee stock ownership plan (“ESOP”), which is 100% funded by Cabot. Under the ESOP, participants receive contributions in the form of Cabot stock each quarter based on a pre-determined formula. We have established a minimum and maximum contribution percentage of total eligible pay of 4% and 8%, respectively. The actual amount of the contribution in any given quarter varies, depending primarily on our stock price. Eligible compensation includes base salary and cash bonuses.

The Supplemental Retirement Savings Plan is an unfunded, non-qualified defined contribution plan under which we provide contributions to executive officers and certain other employees in the U.S. that cannot be made in the Retirement Savings Plan due to limitations imposed by the Internal Revenue Code. Contributions to the Supplemental Retirement Savings Plan are at the same percentage of pay that would have been made to the Retirement Savings Plan were it not for the limitations imposed by the Internal Revenue Code. Amounts credited to the Supplemental Retirement Savings Plan are treated as if invested in Cabot common stock. Participants may elect to receive distributions in a lump sum payment after separation from service or, if a participant’s account balance is at least $50,000, in installments over a period of three, five or ten years beginning after separation from service. All distributions are made with shares of Cabot common stock.

Under both the Retirement Savings Plan and Supplemental Retirement Savings Plan, participants are 20% vested in Cabot’s contributions to their accounts after two years of employment with Cabot, 40% vested after three years, 60% vested after four years and 100% vested after five years. Under both plans, unvested account balances will immediately vest upon retirement from Cabot at age 65 or if a participant’s employment ends by reason of disability or death. Under the Retirement Savings Plan, if a participant’s employment ends for any other reason, the participant will receive the vested portion of Cabot’s contributions to his or her account. Under the Supplemental Retirement Savings Plan, however, benefits otherwise payable are forfeited if the participant’s employment is involuntarily terminated for cause (which for this purpose under the plan means the participant acted in a way that Cabot’s Benefits Committee determines to be negligence or misconduct in performing his or her job).

Under the terms of the Supplemental Retirement Savings Plan, Mr. Burnes accrued an additional benefit under the ESOP portion of the plan equal to the total benefit he would have accrued in any year under the ESOP portion of the Retirement Savings Plan if the maximum limits established under the Internal Revenue Code were not applicable, with the result that he in total accrued two times the benefit.

Nonqualified Deferred Compensation Table

The following table provides information with respect to the Supplemental Retirement Savings Plan for Messrs. Burnes, Prevost, Mason, Brady, Berube and Cordeiro and with respect to the deferred compensation plan for Messrs. Mason, Brady, Berube and Cordeiro.

Name	Executive Contribution in Last FY ($)(1)	Registrant Contributions In Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
K. F. Burnes
Supplemental RSP	—	369,380	(437,450)	802,965	4,010,788

P. M. Prevost
Supplemental RSP	—	20,647	4,824	—	25,471

J. M. Mason
Deferred Compensation Plan Supplemental RSP	— —	— 62,649	1,236 (5,426)	— —	22,102 90,789

W. J. Brady
Deferred Compensation Plan Supplemental RSP	148,077 —	— 53,475	66,202 (28,644)	— —	1,183,636 355,239

B. A. Berube
Deferred Compensation Plan Supplemental RSP	— —	— 40,875	19,546 (12,477)	— —	349,473 164,332

E. E. Cordeiro
Deferred Compensation Plan Supplemental RSP	187,500 —	— 33,669	28,936 (8,516)	124,503 —	486,942 116,218

(1)	For Mr. Brady’s contribution, $8,077 represents salary that has been reported in the Summary Compensation Table in this proxy statement; and $140,000 represents the deferral of 40% of bonus earned with respect of fiscal 2007. The amount contributed by Mr. Cordeiro represents the deferral of 75% of bonus earned with respect to fiscal 2007. The fiscal 2007 bonuses were paid early in fiscal 2008 and reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table in our proxy statement for fiscal 2007.

(2)	These amounts represent Cabot contributions accrued under the Supplemental Retirement Savings Plan and are reported in the Summary Compensation Table in this proxy statement under the heading “All Other Compensation.” No company contributions are provided to the named executive officers under the deferred compensation plan.

(3)	For the deferred compensation plan, earnings represent the value credited based on the Moody’s interest rate for the year. For the Supplemental Retirement Savings Plan, earnings represent the value of dividends earned and investment gains or losses as if the amounts had been invested in Cabot common stock. For fiscal 2008, the earnings in the Supplemental Retirement Savings Plan were negative based on the performance of Cabot common stock for the period.

(4)	This column includes the deferred salary and bonus amounts described in footnote 1 above and the Company contributions under the Supplemental Retirement Savings Plan described in footnote 2 above each as reported in the Summary Compensation Table in this proxy statement.

Potential Payments Upon Termination or Change-in-Control

Our named executive officers are eligible to receive certain benefits if their employment is terminated, including following a change-in-control. This section describes various termination of employment scenarios and the payments and benefits payable under those scenarios. A table quantifying the estimated payments and benefits follows this narrative description.

Termination of Employment Following a Change in Control.

The named executive officers are participants in the Senior Management Severance Protection Plan (“Severance Plan”). The Compensation Committee determines the participants in the Severance Plan which, as of the date of this proxy statement, include twenty-one of our senior managers. The Severance Plan is intended to provide continuity of management in the event of a change in control and was not adopted in response to any particular takeover threat.

Under the Severance Plan, a participant whose employment with Cabot terminates within two years following a change in control (for any reason other than cause, disability, death, or a termination initiated by the participant without good reason) is entitled to the following severance benefits:

•

Lump sum payment equal to one times the participant’s base salary plus bonus. Base salary is calculated at the greater of the rate in effect (i) immediately before the change in control or (ii) as of the officer’s employment termination date. The bonus is calculated at the greater of (i) the officer’s target annual incentive bonus for the fiscal year in which the change in control occurs or the fiscal year in which the officer’s employment is terminated, whichever is greater or (ii) the highest annual incentive bonus amount paid or payable to the participant for any of the three fiscal years preceding the fiscal year in which the change in control occurs.

•	Pro-rated bonus with respect to the fiscal year in which the termination occurs.

•

Continued health and welfare benefits for a period of one year (i.e., medical, dental and prescription drug benefits; long-term disability coverage; and life insurance and other death benefits coverage).

•	Outplacement services in an amount up to 15% of the participant’s salary.

Participants in the Severance Plan are also entitled to a gross-up payment if any payment or benefit made to the participant will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the “Code”). The gross-up payment will be in an amount sufficient to make them whole for all taxes (including withholding taxes) and any associated interest and penalties imposed as a result of Section 4999 of the Code.

If a participant is entitled to severance benefits of the type provided under the Severance Plan under any other plan or program provided by Cabot or its affiliates, or pursuant to any agreement with Cabot or its affiliates, or by law, the provision of the other benefits counts toward our obligation to provide the benefits under the Severance Plan so that the benefits are not duplicative.

The following are considered to be changes in control under the Severance Plan: a third party’s acquisition of 35% or more of our common stock; a change in the majority of our Board of Directors during any period of two consecutive years or less; the completion of certain reorganizations, mergers, or consolidation transactions involving Cabot; a sale or other disposition of all or substantially all of our assets; or a complete liquidation or dissolution of Cabot.

A Severance Plan participant is not entitled to payments if his or her employment is involuntarily terminated for cause or if he or she terminates his or her employment voluntarily without good reason.

•

Termination by Cabot is for cause if it is for any of the following reasons: (i) the participant’s willful and continued refusal to perform his or her job at Cabot after a written demand is submitted to the participant by Cabot’s Board of Directors or (ii) the participant’s willfully acting in a way that is demonstrably and materially injurious to Cabot, monetarily or otherwise.

•

A termination initiated by the participant is for good reason if it results from: (i) an adverse change, in the participant’s reasonable judgment, in his or her status, title, position, responsibilities, or reporting relationship; (ii) a reduction in his or her then-current base salary; (iii) relocation of Cabot’s offices where the participant is employed by more than twenty-five miles; (iv) failure by Cabot to pay any portion of his or her current compensation; (v) a material reduction in his or her benefits from the benefit levels in effect immediately before the change in control or (vi) Cabot’s failure to continue in effect on substantially similar terms any material compensation or benefit plan in which he or she participated immediately before the change in control.

Change-in-Control Not Involving a Termination of Employment

Under the terms of our equity incentive plans, unvested restricted stock and stock options held by a participant in those plans (including the named executive officers) immediately vest upon a change in control of Cabot. The triggering events for a change in control under these incentive plans are substantially the same as the events under the Severance Plan described above, except that a change in control under the equity incentive plans will occur upon the acquisition of 25% of Cabot’s stock by a third party rather than 35%.

Termination of Employment Upon Disability or Death

For Cabot’s full-time employees based in the U.S., including the named executive officers, termination of employment upon disability is determined under the terms of Cabot’s long-term disability plan and occurs one year following the date of disability. A U.S.-based employee who becomes disabled would receive (i) benefits under our long term disability plan, (ii) continued participation in our medical, dental, and life insurance plans in accordance with the terms of those plans if the employee has completed ten years of service; (iii) 100% vesting in the applicable retirement plans and (iv) continued accruals in the retirement plans in accordance with the terms of those plans if the employee has completed five years of service. We have not included a value for these benefits in the table on page 50 because they do not discriminate in scope, terms or operation in favor of our executive officers compared to the benefits offered to all salaried employees.

Under the terms of Cabot’s equity incentive plans, if any participant (including a named executive officer) ceases to be an employee because of disability or death, his or her unvested stock options and restricted stock would immediately vest. The table on page 50 includes a value for the accelerated vesting of the named executive officer’s equity awards upon a termination of employment for death or disability.

We provide the named executive officers with a death benefit under our Death Benefit Protection Plan equal to three times their base salary and payable to their beneficiary at the time of their death.

Termination of Employment Upon Retirement

Upon retirement, participants (including the named executive officers) are entitled to receive benefits payable under our Cash Balance Plan and Supplemental Cash Balance Plan and a distribution of balances under our Retirement Savings Plan and Supplemental Retirement Savings Plan. As of the last business day of fiscal 2008, none of our named executive officers met the eligibility criteria for retirement or early retirement, as applicable, under these plans.

Under our current arrangements, a named executive officer would also be entitled to welfare benefits provided to all U.S. retirees, including retiree medical and life insurance. These retiree welfare benefits are not included in the table below because they do not discriminate in scope, terms or operation in favor of our executive officers compared to the benefits offered to all salaried employees.

Under the terms of our 1999 Equity Incentive Plan, if a participant (including a named executive officer) retires with “company consent” (as defined under the plan), his or her unvested stock awards immediately vest. Because Mr. Burnes retired from Cabot with “company consent” on March 31, 2008, his unvested stock award under the plan immediately vested on that date. None of our other named executive officers hold any outstanding unvested stock awards under the 1999 Equity Incentive Plan.

Under the terms of our 2006 Long-Term Incentive Plan, there is no automatic accelerated vesting of stock awards upon retirement but the Compensation Committee retains the discretion to accelerate vesting of such awards as appropriate. In connection with his retirement from Cabot on March 31, 2008, the Compensation Committee exercised its discretion to accelerate the vesting of Mr. Burnes’ 2006 and 2007 awards under the plan in recognition of his continued contribution to the success of the Company during the terms of the awards and his effecting a smooth leadership transition.

Termination for Cause

As described above, a named executive officer will not receive a severance payment under our Severance Plan if his employment is terminated for cause. He also will not receive benefits under the terms of our Supplemental Retirement Savings Plan or Supplemental Cash Balance Plan.

Potential Payments Upon Termination or Change-in-Control Table

The following table and footnotes present potential payments to each named executive officer other than Mr. Burnes under various circumstances as if the officer’s employment had been terminated on September 30, 2008, the last business day of fiscal 2008. As prescribed by SEC rules, because Mr. Burnes retired during the fiscal year and was no longer serving as a named executive officer as of September 30, 2008, the disclosure in the table below shows only the payments made to Mr. Burnes in connection with his retirement.

	Severance Pay(1)	Accelerated Unvested Equity(2)	Pension Plan Benefits not reported in Pension Plan Table(3)	Benefits and Perquisites(4)	Total
K.F. Burnes
Retirement	—	$5,276,900	—	—	$5,276,900

P.M. Prevost
Death	—	$2,383,500	$8,956	$2,400,000	$4,792,456
Disability	—	$2,383,500	$8,956	—	$2,392,456
Voluntary Termination (for Good Reason)/Involuntary Termination (without cause)	$3,200,000	$953,400	$—	$100,880	$4,254,280
Voluntary Termination (not for Good Reason)/Involuntary termination (for cause)	—	—	—	—	—
Termination if Change-in-Control	$3,200,000	$2,383,500	$8,956	$220,880	$5,813,336

J.P. Mason
Death	—	$1,725,439	$27,001	$1,140,000	$2,892,440
Disability	—	$1,725,439	$27,001	—	$1,752,440
Voluntary Termination/Involuntary Termination (without cause)	—	—	—	—	—
Involuntary termination (for cause)	—	—	—	—	—
Termination if Change-in-Control	$705,000	$1,725,439	$27,001	$71,351	$2,528,791

W.J. Brady
Death	—	$2,147,865	$168,610	$1,095,000	$3,411,475
Disability	—	$2,147,865	$168,610	—	$2,316,475
Voluntary Termination/Involuntary Termination (without cause)	—	—	$168,610	—	$168,610
Involuntary termination (for cause)	—	—	$96,739	—	$96,739
Termination if Change- in- Control	$715,000	$2,147,865	$168,610	$69,101	$3,100,576

B.A. Berube
Death	—	$1,425,160	$106,510	$975,000	$2,506,670
Disability	—	$1,425,160	$106,510	—	$1,531,670
Voluntary Termination/Involuntary Termination (without cause)	—	—	$106,510	—	$106,510
Involuntary termination (for cause)	—	—	$67,353	—	$67,353
Termination if Change-in-Control	$550,000	$1,425,160	$106,510	$63,101	$2,144,771

E.E. Cordeiro
Death	—	$2,247,630	$90,758	$975,000	$3,313,388
Disability	—	$2,247,630	$90,758	—	$2,338,388
Voluntary Termination/Involuntary Termination (without cause)	—	—	$90,758	—	$90,758
Involuntary termination (for cause)	—	—	$53,835	—	$53,835
Termination if Change-in-Control	$575,000	$2,247,630	$90,758	$63,101	$2,976,489

(1)	For all of our named executive officers other than Mr. Prevost, severance pay is equal to one times base pay and the greater of (i) his highest bonus in the prior three-year period or (ii) his target bonus under our STI Plan for the fiscal year and assumes that no pro-rated bonus is payable with respect to the fiscal year. For Mr. Prevost, pursuant to the terms of his offer letter with Cabot, severance pay is equal to his base salary plus monthly payments of $66,666.67 in place of any bonus payments for a period of twenty-four months following the date of termination, reduced by any amounts that he earns during the twenty-four months after the date of termination in excess of $100,000. No gross-up payment would be due to any of the named executive officers given the circumstances existing on the assumed termination date of September 30, 2008.

(2)	For Messrs. Burnes, Brady, Berube and Cordeiro, the amounts for accelerated unvested equity include the value of unvested restricted stock. For Mr. Prevost, the amounts for accelerated unvested equity include the value of all unvested restricted stock, except in the case of a termination by Cabot without “Cause” or by him with “Good Reason,” (as such terms are defined in his offer letter with Cabot) which only includes the value of the 30,000 shares of restricted stock issued to him as a signing incentive. For Mr. Mason, the amounts include the value of unvested restricted stock and options. The value of unvested restricted stock for each named executive officer other than Mr. Burnes was calculated by multiplying the closing market price of our common stock on September 30, 2008 ($31.78) times the number of shares of unvested stock and subtracting the amount paid by the named executive officer for the shares (30% of the closing market price on the date the grant was approved by Cabot’s Compensation Committee for each named executive officer other than Mr. Prevost, whose shares were granted with no purchase price). The value of unvested restricted stock for Mr. Burnes was calculated by multiplying the closing market price of our common stock on March 31, 2008 ($28.00), the date that the stock vested in connection with Mr. Burnes’ retirement from Cabot, times the number of shares of unvested stock and subtracting the amount paid by Mr. Burnes for the shares (30% of the closing market price on the date the grants were approved by Cabot’s Compensation Committee). The value of unvested options was calculated by multiplying the closing market price of our common stock on September 30, 2008 times the number of shares issuable upon exercise of unvested options and subtracting the exercise price of the options.

(3)	For all terminations other than for cause, the amounts in this column represent the amounts that would be payable under the Cash Balance Plan and Supplemental Cash Balance Plan as of September 30, 2008 in a lump sum that are in addition to the amounts previously reported in the Pension Benefits Table. These amounts are not included in the Pension Benefits Table because the assumptions required to calculate the actuarial present value of the benefits for purposes of the Pension Benefits Table are different from the assumptions required to calculate the actual plan benefits. No benefits are payable under the Supplemental Cash Balance Plan if a participant’s employment is terminated for cause.

(4)	Continued perquisites and benefits include only those benefits provided to executive employees that are not provided to all employees generally. The amount reported in the event of death represents an amount equal to three times base salary, $50,000 of which is paid by our insurer and the balance of which is payable by Cabot in a lump sum to the named executive officer’s designated beneficiary under our Death Benefit Protection Plan. For all of our named executive officers other than Mr. Prevost, the amount reported in the event of a change in control represents the cost to Cabot of continued health and welfare benefits and outplacement services for a period of one year under the Severance Plan. Under the terms of his offer letter with Cabot, Mr. Prevost is entitled to receive continued health and welfare benefits for up to 18 months and relocation benefits to relocate his family back to Europe in the event of a change in control or following a termination by Cabot without “Cause” or by him with “Good Reason.” Mr. Prevost is also entitled to receive outplacement services for a period of one year under the Severance Plan in the event of a change in control.

Mr. Burnes was eligible for post retirement medical and life insurance benefits upon his retirement from Cabot, and receives this benefit. Because this benefit is available to other employees who meet the eligibility criteria, it is not included in the table. Eligibility for these benefits currently includes having been an employee of the Company on December 31, 2007. Mr. Prevost’s employment commenced on January 1, 2008 and, accordingly, he will not be eligible for these benefits.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PERSONS OWNING MORE THAN FIVE PERCENT OF COMMON STOCK

The following table shows the amount of Cabot common stock beneficially owned as of January 2, 2009 (unless otherwise indicated) by each person known by Cabot to own beneficially more than 5% of our outstanding common stock, by each director of Cabot, by each of our named executive officers and by all directors, nominees for director and executive officers of Cabot as a group. Unless otherwise indicated, each person has sole investment and voting power over the securities listed in the table.

Name	Total Number of Shares(1)		Percent of Class(2)
Holders of More than Five Percent of Common Stock
SPO Advisory Corp.	10,078,200	(3)	15.44%
591 Redwood Highway, Suite 3215
Mill Valley, CA

State Street Bank and Trust Company, acting in various fiduciary capacities	6,050,252	(4)	9.26%
One Lincoln Street
Boston, MA

Directors and Executive Officers
Brian A. Berube	93,543		*
William J. Brady	156,676		*
Kennett F. Burnes	361,243		*
John S. Clarkeson	20,500	(5)	*
Eduardo E. Cordeiro	147,199		*
Juan Enriquez-Cabot	9,600	(6)	*
Arthur L. Goldstein	22,500		*
Gautam S. Kaji	12,500		*
Roderick C.G. MacLeod	55,600		*
Jonathan P. Mason	89,514		*
Henry F. McCance	7,500	(7)	*
John K. McGillicuddy	833		*
John F. O’Brien	31,100		*
Patrick M. Prevost	99,089		*
Ronaldo H. Schmitz	13,500	(8)	*
Lydia W. Thomas	23,900		*
Mark S. Wrighton	22,200	(9)	*
Shengman Zhang	6,250	(10)	*
Directors and executive officers as a group (19 persons)	1,213,303	(11)	1.86%

*	Less than one percent.

(1)	For Cabot’s executive officers the number includes shares of Cabot common stock held for their benefit by the trustees of Cabot’s Retirement Savings Plan. The shares of common stock allocated to the accounts of Cabot’s executive officers in the Retirement Savings Plan constitute less than 1% of our common stock.

(2)	The calculation of percentage of ownership of each listed beneficial owner is based on 65,272,493 shares of Cabot common stock, which represents the number of shares outstanding on January 2, 2009.

(3)

Based on a Schedule 13D/A filed with the SEC on August 12, 2008 by SPO Advisory Corp. on behalf of itself and SPO Partners II, L.P. (“SPO”), SPO Advisory Partners, L.P. (“SPO Advisory Partners”), San Francisco Partners II, L.P. (“SFP”), SF Advisory Partners, L.P. (“SF Advisory Partners”), John H. Scully

(“JHS”), William E. Oberndorf (“WEO”), William J. Patterson (“WJP”), Edward H. McDermott (“EHM”), the William and Susan Oberndorf Trust dated October 19, 1998 (the “Oberndorf Trust”), Oberndorf Family Partners (“OFP”), the Elizabeth R. & William J. Patterson Foundation, Ian R. McGuire and Betty Jane Weimer.

The Schedule 13D/A reports that (1) SPO has sole voting and dispositive power with respect to 9,662,600 shares; (2) SPO Advisory Partners has sole voting and dispositive power with respect to 9,662,600 shares solely in its capacity as the sole general partner of SPO; (3) SFP has sole voting and dispositive power with respect to 415,600 shares; (4) SPO Advisory Corp. has (i) sole voting power and sole dispositive power with respect to 9,662,600 shares solely in its capacity as the sole general partner of SPO Advisory Partners and (ii) sole voting power and sole dispositive power with respect to 415,600 shares solely in its capacity as the sole general partner of SF Advisory Partners; (5) SF Advisory Partners has sole voting and dispositive power with respect to 415,600 shares solely in its capacity as the sole general partner of SFP; (6) JHS may be deemed to have shared voting and dispositive power with respect to 10,078,200 shares solely in his capacity as one of four controlling persons of SPO Advisory Corp.; (7) WJP may be deemed to have shared voting and dispositive power with respect to 10,100,100 shares, of which 10,078,200 shares may be deemed to be beneficially owned by WJP solely in his capacity as one of four controlling persons of SPO Advisory Corp and 21,900 shares may be deemed to be beneficially owned by WJP solely in his capacity as a controlling person, director and executive officer of the Elizabeth R. & William J. Patterson Foundation; and (8) EHM may be deemed to have shared voting and dispositive power with respect to 10,078,200 shares solely in his capacity as one of four controlling persons of SPO Advisory Corp.

The Schedule 13D/A reports that WEO has shared voting and shared dispositive power with respect to 10,411,850 shares. Of these shares, 10,078,200 shares may be deemed to be beneficially owned by WEO solely in his capacity of one of the four controlling persons of SPO Advisory Corp.; and 333,650 shares may be deemed to be beneficially owned by WEO solely in his capacity as trustee of the Oberndorf Trust. The Schedule 13D/A reports that WEO has sole voting and dispositive power with respect to 219,000 shares. Of these shares, 109,000 shares are held in a retirement account that is self-directed; 100,000 shares may be deemed to be beneficially owned by WEO solely in his capacity as the sole general partner of OFP; and 10,000 shares are owned by WEO solely in his capacity as trustee for the account of his children.

(4)	Based on a Schedule 13G filed with the SEC on February 12, 2008 by State Street Bank and Trust Company, acting in various fiduciary capacities (“State Street”), and includes 1,484,295 shares with respect to which State Street has sole voting power and 4,565,957 shares with respect to which it has shared voting power. State Street reported that it has shared dispositive power with respect to all of the 6,050,252 shares. State Street has disclaimed beneficial ownership of the shares covered by its Schedule 13G.

(5)	Includes 9,500 shares the receipt of which Mr. Clarkeson has deferred under applicable Cabot deferred compensation plans. Mr. Clarkeson has shared voting and investment power for 2,000 shares of the stock.

(6)	Includes 7,500 shares the receipt of which Mr. Enriquez-Cabot has deferred under applicable Cabot deferred compensation plans. Mr. Enriquez-Cabot has shared investment power for 2,100 of the shares.

(7)	Mr. McCance has deferred receipt of these shares under applicable Cabot deferred compensation plans.

(8)	Includes 9,500 shares the receipt of which Dr. Schmitz has deferred under applicable Cabot deferred compensation plans.

(9)	Includes 100 shares held by Dr. Wrighton’s wife, who retains sole voting control over the shares. Dr. Wrighton disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(10)	Mr. Zhang has deferred receipt of these shares under applicable Cabot deferred compensation plans.

(11)	Shares of our common stock shown as being beneficially owned by directors and executive officers as a group includes 37,615 shares of common stock held by trustees for Cabot’s Retirement Savings Plan for the benefit of Cabot’s executive officers.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of six non-employee directors. The Board has determined that all of the members of the Audit Committee satisfy the requirements of the NYSE as to independence and financial literacy. The Board has determined that Mr. Goldstein, Mr. Kaji, Mr. MacLeod, Mr. McGillicuddy and Dr. Thomas are audit committee financial experts as defined by SEC rules. The responsibilities of the Audit Committee are set forth in its written charter and described above under the heading “The Board of Directors and its Committees — Audit Committee.” One of the Committee’s primary responsibilities is to assist the Board in its oversight of the integrity of Cabot’s financial statements. The following report summarizes certain of the Committee’s activities in this regard during fiscal 2008.

Review of Audited Financial Statements with Management

The Audit Committee reviewed and discussed with management Cabot’s audited consolidated financial statements for the fiscal year ended September 30, 2008.

Review of Financial Statements and Other Matters with Independent Accountant

The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with that firm its independence from Cabot.

Recommendation that Financial Statements be Included in Annual Report

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Cabot’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 for filing with the SEC.

Arthur L. Goldstein (Chair)

Juan Enriquez-Cabot

Gautam S. Kaji

Roderick C.G. MacLeod

John K. McGillicuddy

Lydia W. Thomas

Audit Fees

Deloitte & Touche LLP was Cabot’s independent public accountant for fiscal 2008 and 2007. Fees for professional services rendered by Deloitte & Touche LLP for fiscal 2008 and 2007 were as follows:

Services Rendered	Fiscal 2008	Fiscal 2007
Audit Fees	$4,531,968	$4,665,314
Audit-Related Fees	$576,500	$246,500
Tax Fees	$339,766	$292,876
All Other Fees	$0	$0

The audit services include professional services for the audit of Cabot’s consolidated financial statements included in the Annual Report on Form 10-K (including audit and attestation of management’s evaluation of internal control over financial reporting) and review of financial statements included in Cabot’s Quarterly Reports on Form 10-Q, consultations regarding on-going financial accounting matters, and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. Statutory audit fees in foreign jurisdictions are billed in local currency. These fees are translated into U.S. dollars in the table above using exchange rates in effect at the time of the 2007 and 2008 proxy filings.

The audit-related services for each of fiscal 2008 and 2007 consisted primarily of fees for audits of: (i) employee pension and other benefit plans; (ii) certain stand-alone financial statements; and (iii) the statutory audit of Cabot’s captive insurance company.

For fiscal 2007, tax services consisted of $254,850 for tax compliance and preparation services and $38,026 for tax advisory services, primarily associated with ongoing tax audits. For fiscal 2008, tax services consisted of $112,317 for tax compliance and preparation services and $227,449 for tax advisory services, primarily associated with ongoing tax audits.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy requiring the pre-approval of audit and non-audit services to be provided by Cabot’s independent auditor. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditor’s independence is not impaired; describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and sets forth pre-approval requirements for all permitted services. In some cases, pre-approval is provided by the full Audit Committee for the applicable fiscal year for a particular category or group of services, subject to an authorized amount. In other cases, the Audit Committee specifically pre-approves services. To ensure compliance with the policy, the Audit Committee requires the independent auditor to report on actual fees charged for each category of services at least quarterly. The Audit Committee has delegated authority to the Chair of the Committee to pre-approve additional services that need to be approved between scheduled Audit Committee meetings, provided that the estimated fee for any such services does not exceed $100,000, and any such pre-approvals must then be communicated to the full Audit Committee.

All of the services described above for fiscal 2008 and 2007 were pre-approved by the Audit Committee or Committee Chair.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Introduction

The Audit Committee has appointed D&T to serve as Cabot’s independent registered public accountants for its fiscal year ending September 30, 2009. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting the appointment of D&T to the stockholders for ratification as a matter of good corporate practice. Should the stockholders fail to ratify the appointment of D&T, the Audit Committee may reconsider the appointment and may retain D&T or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment of D&T, the Audit Committee may select another firm if it determines such selection to be in the best interest of Cabot and its stockholders.

Representatives from D&T are expected to be present at the 2009 Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from Cabot’s stockholders.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes properly cast on the proposal.

Recommendation

The Board of Directors recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as Cabot’s independent registered public accounting firm for fiscal 2009.

PROPOSAL 3 — APPROVAL OF 2009 LONG-TERM INCENTIVE PLAN

Proposal 3 — Approval of Cabot’s 2009 Long-Term Incentive Plan

We are asking stockholders to vote to approve the Cabot Corporation 2009 Long-Term Incentive Plan (the “2009 Plan”) that will provide stock-based compensation to our employees. The following summary of the material features of the 2009 Plan may not contain all the information you may wish to know. We encourage you to review the entire text of the 2009 Plan, which is attached as Appendix B to this proxy statement.

OUR BOARD OF DIRECTORS HAS APPROVED THE 2009 LONG-TERM INCENTIVE PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2009 LONG-TERM INCENTIVE PLAN.

Purpose of the 2009 Long-Term Incentive Plan

The 2009 Plan will allow our Compensation Committee (the “Compensation Committee”) to make grants of stock options, restricted stock, restricted stock units and other stock-based awards to employees. The purpose of these stock awards is to attract and retain the top talent needed to effectively compete in our industry and market, strongly align employee and stockholder interests and closely link compensation with Company performance. As discussed in the CD&A, equity compensation is a key element of total compensation at Cabot, and the 2009 Plan will allow us to offer an essential component of that total compensation package to attract and retain key employees and motivate superior results with long-term incentive awards. As of January 15, 2009, there were 1,517,535 shares available for issuance under the 2006 Long-Term Incentive Plan (the “2006 Plan”). However, if the 2009 Plan is adopted by the Company’s stockholders, no further shares will be issued under the 2006 Plan and the 2009 Plan will become the sole plan for providing stock-based incentive compensation to eligible employees.

The key features of the 2009 Plan, which the Board of Directors believes reflect prevailing corporate governance and executive compensation best practices, are described below. As described in the CD&A, during 2008 the Compensation Committee evaluated various long-term incentive program designs and considered the effectiveness of various award types in achieving our compensation objectives (such as rewarding performance and the execution of our business strategy, employee retention and attraction, and aligning the interests of our executives with those of our shareholders), competitive market practices, dilution and expense constraints, and tax and accounting implications. Based on the Committee’s review of these matters, subject to obtaining shareholder approval of the 2009 Plan, the Company adopted significant changes to its long-term incentive program for awards to be made beginning in 2009. Although the 2009 Plan allows the Company to issue various forms of equity awards, the Compensation Committee intends to strengthen the pay-for-performance features of the long-term incentive program by issuing a blend of performance-based stock units, time-based stock units and stock options.

The Compensation Committee also reviewed the continued appropriateness of making equity awards as deeply into employee ranks as has historically been the case. Based on this review, the Committee determined that it would be more appropriate to make equity awards to a smaller group of employees. This will reduce by approximately 50% the number of participants from past years.

As contemplated under the new long-term incentive compensation program, our executive officers will receive awards the value of which will be relatively evenly mixed among performance-based stock units, time-based stock units and stock options. The value of awards to other participants will be evenly mixed between performance-based and time-based stock units.

The use of performance-based stock units will represent the most significant change in our equity compensation program. As contemplated, the performance-based stock units will vest at the end of three years but the number of units that vest, if any, will depend on the degree of achievement of annual, objectively measurable corporate performance goals that reflect our longer-term strategic objectives. The corporate performance metrics will be established at the beginning of each three-year performance cycle. Based upon the degree of achievement of, or the failure to achieve, the performance metrics, a participant may earn between 0% and 150% of the number of stock units allocated to this portion of his or her award. If threshold metrics are not achieved the units subject to the metric will not vest. The performance metrics will also be assigned weights that further reflect our performance goals. For awards we expect the Committee to make in May 2009, we plan to use the following two key financial metrics to measure corporate performance: (i) earnings per share, which will have a 65% weighting, and (ii) return on invested capital, which will have a 35% weighting. In calculating whether we have achieved the EPS and ROIC goals, we will exclude certain items that are unusual or infrequent and not believed to reflect our true underlying business performance. These certain items will be disclosed in our annual reports on Form 10-K.

Stock options will only be issued to officers who report directly to Mr. Prevost in recognition of their ability to most directly influence Cabot’s stock performance. The stock options will be exercisable at 100% of the market price of Cabot’s common stock on the date of grant. The options granted as a portion of the 2009 equity awards will vest over a three year period and have a ten year life.

The time-based stock units granted as a portion of the 2009 equity awards will vest in their entirety at the end of three years and receive dividend equivalents payable in cash, when, and if, dividends are declared on Cabot’s outstanding shares of common stock.

When the stock units vest, they will generally be converted to shares of Cabot common stock, although stock units awarded to employees in certain locations outside the United States will be settled in cash. Unless otherwise determined by the Compensation Committee, if the employee leaves Cabot prior to the end of the vesting period for any reason other than death or disability, unvested stock options and unvested stock units will be forfeited.

The Board believes that using a blend of these equity incentive awards will be effective in achieving our compensation objectives. Awarding stock options clearly aligns the interest of the optionholder with our shareholders in share price appreciation. The design of our performance-based stock units will promote shareholder alignment and reward performance and the execution of our strategy of delivering year-over-year growth in earnings. Time-based stock units reflect competitive practices, align the interest of the employee with our shareholders and promote retention by providing some level of value to executives based on the stock price. In addition to their strong retention value, stock units support an ownership culture and encourage our executives to take actions that are best for Cabot’s long-term success. Significantly, each of these equity compensation incentives will deliver a competitive economic value on the date of grant, but their ultimate value to a participant will depend upon the market value of the equity after the end of the vesting period. That value will be largely dependent upon our performance and market dynamics.

The implementation of these changes to our long-term incentive program depends upon the approval of the 2009 Plan by our shareholders at the 2009 Annual Meeting. This is because our 2006 Plan, which was principally designed for the issuance of purchase, time-vested restricted stock, contains restrictions that make the issuance of performance-based awards not feasible.

Key Features of the 2009 Long-Term Incentive Plan

The key features of the 2009 Long-Term Incentive Plan are as follows:

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Shares Authorized: The 2009 Plan authorizes the issuance of up to 6,400,000 shares of our common stock, plus shares that have been previously granted under our other equity incentive plans that are forfeited or cancelled after the date our 2009 Plan is approved. This will allow us to provide industry competitive long-term incentive compensation, while continuing to manage our stock usage rate (i.e., the number of shares we grant annually as a percentage of our total shares outstanding) and stock overhang.

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Shares Authorized as a Percent of Outstanding Common Stock: Approximately 10%. We expect to continue our practice of opportunistically repurchasing shares of our common stock to mitigate share dilution caused by the issuance of new shares from the 2009 Plan.

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Award Types: We expect to use a blend of performance- and time-based stock units and stock options, with meaningful vesting requirements. The 2009 Plan permits the use of different types of equity compensation, however, which gives us greater flexibility to respond to changes in executive compensation practices, including those that are in response to changes in the accounting treatment of specific forms of awards.

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Share Fungibility Provisions: Shares subject to stock options or stock appreciation rights will be counted against the shares authorized as 1 share. Shares subject to any other award to be settled in stock will be counted as 2.1 shares.

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Compensation and Governance Best Practices: We will continue to employ many compensation and governance best practices, such as established grant effective dates, no stock option repricings, no discounted stock options and no reload stock options.

Vote Required

The 2009 Plan will be approved upon the affirmative vote of a majority of the votes properly cast on the proposal, provided that the number of votes cast is more than 50 percent of the shares entitled to vote on the proposal.

Recommendation

The Board of Directors recommends that you vote “FOR” the approval of the 2009 Long-Term Incentive Plan.

Summary of the 2009 Plan

The following is a brief summary of the proposed 2009 Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the 2009 Plan, which is attached as Appendix B to this proxy statement.

Types of Awards. The plan provides for the grant of stock options (including incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code of 1986 (the “Internal Revenue Code”)), stock appreciation rights (“SARs”), restricted stock, unrestricted stock, stock units (including restricted stock units), performance awards, cash awards and awards that are convertible into or otherwise based on Cabot common stock.

Shares of Common Stock Subject to the 2009 Plan. Unless otherwise authorized by the Company’s stockholders, or subject to adjustment for certain dilutive or other similar events, the number of shares of common stock that may be delivered in satisfaction of awards under the 2009 Plan will be 6,400,000, plus the number of shares of stock that as of the effective date are subject to awards under the Company’s 2006 Long-Term Incentive Plan, 1999 Equity Incentive Plan or 1996 Equity Incentive Plan and that on or after the effective date of the 2009 Plan expire or are terminated, surrendered or canceled without the delivery of any shares of stock in the case of options, or are forfeited or reacquired by the Company in accordance with the terms of the relevant equity plan in the case of unvested restricted stock awards. For purposes of determining the maximum number of shares available for issuance under the 2009 Plan, each share of Cabot common stock subject to a stock option or SAR granted under the 2009 Plan will be counted as one share and each share of Cabot common stock subject to any other award to be settled in Cabot common stock will be counted as 2.1 shares. If any award expires or is terminated, surrendered or canceled without having been fully exercised or results in any common stock not being issued, the common stock covered by such award that is not paid out will be available for future awards under the 2009 Plan. SARs that may be settled in cash only will not reduce the number of shares available for award under the Plan.

The closing price of Cabot’s stock on December 31, 2008 was $15.30.

Award Limitations. The maximum number of shares of stock for which stock options or SARs may be granted to any person during a fiscal year is 500,000. The maximum number of shares subject to other awards granted to any person during a fiscal year is 500,000, and the maximum amount payable to any person during a fiscal year under a cash award is $10 million. If an award is subject to a performance period greater than one fiscal year, these maximum numbers will equal the maximum times the number of years in the performance period.

Administration of the Plan. The 2009 Plan will be administered by the Compensation Committee of Cabot’s Board of Directors (the “Committee”), provided that the Committee consists of two or more directors all of whom are both (i) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and (ii) “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. To the extent permitted by law, the Committee may delegate certain of its authority in accordance with the 2009 Plan. The Committee has the authority to, among other things, determine eligibility for and grant awards; determine, modify or waive the terms and conditions of any award, including determining the time or times at which an award will vest or become exercisable; prescribe forms, rules and procedures for awards; and, subject to the express provisions of the 2009 Plan, interpret the 2009 Plan. Determinations of the Committee under the 2009 Plan will be conclusive and bind all parties.

Eligibility. Participants in the Plan will be selected by the Committee from among those key employees, consultants and advisors to Cabot or its Affiliates who, in the opinion of the Committee, are in a position to make a significant contribution to the success of Cabot and its Affiliates.

Stock Options. A stock option is an option entitling the holder to acquire shares of Cabot common stock upon payment of the applicable exercise price. Stock options granted under the 2009 Plan will be treated as non-incentive stock options unless, as of the date of grant, they are expressly designated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code. The exercise price for stock options must be equal to or greater than the fair market value of a share of Cabot’s common stock on the date the option is granted; provided, however, that the exercise price for an incentive stock option granted to a ten-percent shareholder with the meaning of Section 422 must be at least 110% of the fair market value of a share of Cabot’s common stock on the date the option is granted. The Committee may establish the term of each stock option, but no stock option will be exercisable after 10 years from the grant date. The exercise price of a stock option may not be decreased after the date of grant, except for adjustments made to adjust for dilutive or similar events or in accordance with the stockholder approval requirements of the New York Stock Exchange. Further, no outstanding stock option may be surrendered to Cabot as consideration for the grant of a new stock option with a lower exercise price. Dividend equivalent payments may not be made in respect of stock options.

Stock Appreciation Rights. A stock appreciation right is a right entitling the holder upon exercise to receive an amount (payable in shares of Cabot common stock of equivalent value or cash) equal to the excess of the fair market value of the shares of stock subject to the right over the base value from which appreciation is to be measured. The base value above which appreciation is to be measured must be equal to or greater than the fair market value of a share of Cabot’s common stock on the date the SAR is granted. The Committee may establish the term of each SAR, but no SAR will be exercisable after 10 years from the grant date. The base value of a SAR may not be decreased after the date of grant, except for adjustments made to adjust for dilutive or similar events or in accordance with the stockholder approval requirements of the New York Stock Exchange. Dividend equivalent payments may not be made in respect of SARs.

Restricted Stock and Restricted Stock Units. Restricted stock is stock that may not be traded or sold until a predetermined date set by the Committee and that must be redelivered or offered for sale to the Company if specified conditions are not satisfied. A stock unit is an unfunded and unsecured promise, denominated in shares of Cabot’s common stock, to deliver stock or cash measured by the value of Cabot’s common stock in the future, and a restricted stock unit is a stock unit that is subject to the satisfaction of specified performance or other vesting conditions. The restrictions on these awards will be determined by the Committee.

Participants who hold restricted stock will have voting rights and the right to receive dividends paid on the Company’s common stock. Holders of restricted stock units will have no ownership interest in the shares of common stock to which the restricted stock unit relates (and thus will not have voting rights or the right to receive dividends) until and unless payment with respect to such restricted stock unit is actually made in shares of common stock. The Committee may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to stock subject to restricted stock units or other certain awards.

Performance Awards. A performance award is an award subject to specified criteria, other than the mere continuation of employment or passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an award. The Committee may grant performance awards that are intended to qualify for performance-based compensation under Section 162(m) of the Internal Revenue Code and awards that are not intended to so qualify. For purposes of awards that are intended to qualify under Section 162(m), a “performance criterion” will mean an objectively determinable measure of performance relating to any or any combination of the following: sales; revenues; assets; costs; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios or metrics; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; one or more working capital measures; stock price; stockholder return or stockholder value; sales of particular products or services; customer acquisition or retention; safety, health or environmental affairs performance; compliance; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A performance criterion and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Committee may provide in the case of any award intended to qualify for such exception that one or more of the performance criteria applicable to such award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable performance criterion or criteria.

Payment. When the exercise of an award is to be accompanied by payment, the exercise price will be payable to Cabot in full by cash or check or, if permitted by the Committee, (i) by delivering previously acquired shares of Cabot common stock that have a fair market value equal to the exercise price (provided that the shares delivered have been outstanding for a least six months unless the Committee approves a shorter period); (ii) through a broker-assisted exercise program acceptable to the Committee; (iii) by any other means acceptable to the Committee; or (iv) by any combination of the foregoing permissible forms of payment.

Awards that do not require exercise may be made in exchange for such lawful consideration, including services, as the Committee determines.

Change in Control. In the event of a change in control of the Company (as defined in the 2009 Plan) stock options and SARs will become immediately exercisable, unvested restricted stock will immediately vest and become free of restrictions and the delivery of shares of stock or cash deliverable under each outstanding award of stock units will be accelerated and the shares or cash delivered. If vesting or exercisability of an award or delivery of stock or cash under an award is conditioned upon satisfaction of performance criteria that have not been satisfied at the time of a change in control, the performance criteria will be deemed to have been satisfied at the target level of performance and each award will immediately vest and become free of restrictions.

If upon consummation of the change in control stockholders will receive a payment (whether cash, non-cash or a combination thereof), the Committee may provide for a “cash-out” payment with respect to some or all outstanding awards, or any portion thereof, under the 2009 Plan equal to the excess, if any, of (i) the fair market value of one share of Cabot common stock as determined by the Committee in its reasonable discretion times the number of shares of Cabot common stock subject to the award or such portion over (ii) the aggregate exercise price, if any, under the award or such portion or, in the case of a SAR, the aggregate base value above which appreciation is measured.

Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in Cabot’s capital structure, the Committee will make appropriate adjustments to the maximum number of shares that may be delivered under the 2009 Plan; the individual award maximums and maximum share limits described in the 2009 Plan; the number and exercise price of outstanding options and SARs; and the number and kind of shares subject to other awards granted under the 2009 Plan.

Termination of Employment, Death or Disability. Unless the Committee provides otherwise, upon the termination of a participant’s employment with Cabot (other than by reason of death or disability), any award requiring exercise will generally terminate and unvested awards will be forfeited. Upon a participant’s death or disability, unvested stock options and SARs generally will become and remain exercisable for a period of three years, and unvested restricted stock and restricted stock units generally will vest. If the restricted stock units are multi-year awards the vesting of which is conditioned upon the satisfaction of both performance criteria and the passage of time, the portion of the award as to which the performance criteria has been satisfied and the award or that portion of the award that would vest upon the further passage of time will vest upon the participant’s death or disability. If the vesting or exercisability of an award is conditioned upon the satisfaction of performance criteria that have not been satisfied at the time the participant’s employment ceases by reason of death or disability, the award will terminate unless the Committee exercises its authority to modify or waive the conditions of the award.

Effective Date, Amendments and Termination. If approved by Cabot’s stockholders, the 2009 Plan will become effective as of the date of such approval and no awards will be made under the 2009 Plan after January 8, 2019 (the tenth anniversary of the date on which the Board of Directors approved the 2009 Plan). The Committee may at any time amend the 2009 Plan or any outstanding award and may at any time terminate the 2009 Plan as to any future grants. However, except as expressly provided in the 2009 Plan, the Committee may not alter the terms of an award in a manner that will materially and adversely affect an award previously granted without the consent of the participant holding the award (unless the Committee expressly reserved the right to do so at the time of the award). Any amendments to the 2009 Plan will be conditioned on stockholder approval to the extent required by law or applicable stock exchange requirements, as determined by the Committee.

United States Income Tax Consequences. Under the Internal Revenue Code as presently in effect, the following are, in general, the material federal income tax consequences of awards under the 2009 Plan. The summary does not cover federal employment tax or other federal tax consequences that may be associated with the 2009 Plan, or state, local or non-U.S. taxes.

Incentive Stock Options (“ISOs”). In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to Cabot) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which Cabot is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which Cabot is not entitled to a deduction. In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as a non-incentive stock option (“NSO”). ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Non-Incentive Stock Options. In general, in the case of a NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

Restricted Stock and other Awards Subject to a Substantial Risk of Forfeiture. If shares subject to an award are nontransferable and subject to a substantial risk of forfeiture, the participant generally will not recognize income (and the Company will not become entitled to a tax deduction) until the shares become transferable or not subject to a substantial risk of forfeiture (whichever occurs first), and the amount of income (or deduction) will be equal to the excess of (i) the fair market value of the shares on the date income is recognized over (ii) the amount, if any, paid for the shares by the participant. However, under Section 83 of the Code, the participant may make a so-called “83(b) election” at the time of the award to recognize taxable income at that time. Assuming no other applicable limitations, the amount and timing of the deduction available to the Company will correspond to the income recognized by the participant.

Awards That Are Settled in Cash or In Shares That Are Not Subject to a Substantial Risk of Forfeiture. With respect to other awards that are settled either in cash or in shares that are not subject to a substantial risk of forfeiture, the participant will recognize ordinary income equal to the excess of (a) the cash or the fair market value of any shares received (determined as of the date of settlement) over (b) the amount, if any, paid for the shares by the participant. The Company generally will be entitled to a tax deduction in the same amount.

Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the 2009 Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

Plan Benefits

The number of awards that will be received by or allocated to Cabot’s executive officers and employees under the 2009 Plan is undeterminable at this time.

OTHER INFORMATION

Equity Compensation Plan Information

The following table provides information as of September 30, 2008 regarding the number of shares of common stock that may be issued under Cabot’s equity compensation plans. All of our equity compensation plans have been approved by our stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)(2)
Equity compensation plans approved by security holders(1)	532,700	$31.71	1,734,727
Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)	Included in this category are the following equity plans that have been approved by Cabot’s stockholders: 2006 Long-Term Incentive Plan, 1999 Equity Incentive Plan, 1996 Equity Incentive Plan and Non-Employee Directors’ Stock Compensation Plan.

(2)	The number in this column of the table represents the securities remaining available for future issuance under the 2006 Long-Term Incentive Plan and Non-Employee Directors’ Stock Compensation Plan. No new awards may be made under either the 1996 Equity Incentive Plan or the 1999 Equity Incentive Plan although there remain outstanding awards previously granted under these plans.

Summary of Awards Granted but Unexercised (Overhang)

Most of the equity issued by Cabot under its equity incentive plans is purchase restricted stock. Under the terms of such restricted stock, the participant has purchased the stock for a purchase price equal to 30% of the market value of the restricted stock on the date of grant. The table below quantifies the number of outstanding shares of purchase restricted stock and options and the number of outstanding shares of restricted stock issued without consideration as of September 30, 2008:

Outstanding Stock Options and Purchase Restricted Stock (# of Shares)	Weighted Average Exercise Price for Options and Purchase Restricted Stock Purchase Price	Weighted Average Term to Exercise/Vest	Total Number of Shares of Restricted Stock Issued without Consideration (# of shares)
2,955,415	$17.7325	1.90 years	76,000

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and to furnish us with copies of the forms they file. Based on our review of filings made with the SEC and representations made by our directors and executive officers, we believe that all of our directors and all but one of our executive officers, Mr. Keohane, timely filed all reports that were required to be filed under Section 16(a) during the fiscal year ended September 30, 2008. Mr. Keohane filed one late report on Form 4 reporting his acquisition of 60,000 stock options during fiscal 2008.

Future Stockholder Proposals

Any stockholder proposal intended for inclusion in Cabot’s proxy statement for the 2010 Annual Meeting of Stockholders must be received by Cabot at its offices at Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210-2019, by September 30, 2009 and should be sent to the attention of the Corporate Secretary. If a stockholder of the Company intends to present a proposal at the 2010 Annual Meeting of Stockholders without including it in Cabot’s proxy statement, such stockholder must comply with the advance notice provisions of Cabot’s By-Laws. Those provisions require that Cabot receive the proposal at its offices at Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210-2019, attention Corporate Secretary, not earlier than December 13, 2009, and not later than January 12, 2010.

Annual Report on Form 10-K

We are providing without charge, to each person from whom a proxy is solicited, a copy of our Annual Report on Form 10-K, including the financial statements and schedules, for fiscal 2008. To request an additional copy of the Form 10-K, please write to Corporate Secretary, Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, MA 02210-2019.

Solicitation of Proxies

The cost of soliciting proxies in the enclosed form will be borne by Cabot. In addition to solicitation by mail, officers and other employees of Cabot may solicit proxies personally, by telephone and by facsimile. Cabot may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. D.F. King & Co., Inc., New York, New York, has been retained to assist Cabot in the solicitation of proxies at a fee estimated not to exceed $15,000.

Miscellaneous

The management does not know of any matters to be presented at the 2009 Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the 2009 Annual Meeting, the persons named in the enclosed form of proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

By order of the Board of Directors,

Jane A. Bell

Secretary

Boston, Massachusetts

January 28, 2009

Appendix A

Director Independence Guidelines

Excerpted from the Cabot Corporation Corporate Governance Guidelines

(Adopted by the Board of Directors on January 9, 2004, as amended through November 14, 2008)

Director Independence

At least a majority of the members of our board of directors shall be independent. For a director to be deemed “independent,” the board shall affirmatively determine that the director has no material relationship with the Company or any of its consolidated subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).1 The board has established guidelines to assist it in determining director independence. Under the board’s guidelines, a director will not be independent if:

(1) The director is, or has been within the last three years, an employee of the Company; or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company. Employment as an interim Chairman or CEO shall not disqualify a director from being considered independent following that employment.

(2) The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or CEO does not need to be considered as a factor by the board in determining independence under this test. Compensation received by an immediate family member for service as a non-executive employee of the Company does not need to be considered as a factor by the board in determining independence under this test.

(3) (a) The director is a current partner or employee of a firm that is the Company’s internal or external auditor; (b) the director has an immediate family member who is a current partner of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (d) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.

(4) The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

(5) The director is a current employee, principal or partner (or an immediate family member is a current executive officer, principal or partner) of a company or other organization that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

(6) The director is an executive officer or employee, or an immediate family member is a current executive officer, of a company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other at the end of the last completed fiscal year is greater than 1% of the other company’s total consolidated assets.

[1]	Unless the context indicates otherwise, all references in these Guidelines to the Company include its consolidated subsidiaries.

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In addition, in making independence determinations, the board will consider contributions or pledges made by the Company or its foundation to tax-exempt organizations of which a director is an officer, director or trustee. Where such contributions or pledges were $25,000 or less in the most recently completed fiscal year, the relationship between the director and the Company will not be considered material. For contributions or pledges greater than $25,000, the board will evaluate the particular facts and circumstances to determine whether the relationship is material.

An immediate family member shall include the director’s spouse, parents, children, siblings, in-laws and anyone (other than employees) who shares such director’s home.

The Governance and Nominating Committee is responsible for assessing director independence annually and making recommendations to the board. For any type of relationship not addressed by the guidelines above, the Governance and Nominating Committee will evaluate the relevant facts and circumstances of the relationship and make a recommendation to the board of directors about whether the relationship constitutes a material relationship with the Company.

Non Independent Directors

The board of directors is willing to have members of senior management, in addition to our Chief Executive Officer, and other individuals who may not meet the above definition of independence, as directors. In addition, the board of directors believes that it may help them discharge their duties as directors if managers that do not serve on the board of directors nonetheless attend board meetings on a regular basis. It is understood, however, that all matters of corporate governance will be decided by the independent directors in consultation with the Chairman of the Board.

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Appendix B

CABOT CORPORATION

2009 LONG-TERM INCENTIVE PLAN

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE

The Plan has been established to advance the interests of the Company and its stockholders by providing for the grant to Participants of Stock-based and other incentive Awards to (i) enhance the Company’s ability to attract and retain employees, consultants, advisors and others who are in a position to make significant contributions to the success of the Company and its subsidiaries and (ii) encourage Participants to take into account the long-term interests of the Company and its stockholders through ownership of shares of Stock.

3.	ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares. Subject to the provisions of Section 7(b), the number of shares of Stock that may be delivered in satisfaction of Awards under the Plan shall be 6,400,000, plus the number of shares of Stock that as of the effective date are subject to awards under the Company’s 2006 Long-Term Incentive Plan, the 1999 Equity Incentive Plan or the 1996 Equity Incentive Plan and that on or after the effective date of the Plan expire or are terminated, surrendered or canceled without the delivery of any shares of Stock in the case of options, or are forfeited or reacquired by the Company in accordance with the terms of the relevant equity plan in the case of unvested restricted stock awards. If any Award expires or is terminated, surrendered or canceled, or results in any Common Stock not being issued, the Shares of Common Stock covered by such Award that are not paid out shall again be available for the grant of Awards under the Plan. With respect to the issuance of SARs that may be settled in Stock, the number of shares available for Awards under the Plan will be reduced by the total number of SARs granted. Awards that may be settled in cash only will not reduce the number of shares available for award under the Plan. The limits set forth in this Section 4(a) shall be construed to comply with Section 422. To the extent consistent with the requirements of Section 422 and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

(b) Fungible Share Plan. Each share of Stock subject to an Award consisting of Stock Options and/or SARs shall be counted against the limits set forth in Section 4(a) as one share. Each share of Stock subject to any other Award to be settled in Stock shall be counted against the limits set forth in Section 4(a) as 2.1 shares.

(c) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(d) Section 162(m) Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any fiscal year and the maximum number of shares of Stock subject to SARs granted to any person in any fiscal year will each be 500,000. The maximum number of shares subject to other Awards granted to any person in any fiscal year will be 500,000 shares. The maximum amount payable to any person in any year under Cash Awards will be $10 million. If an Award is subject to a performance period greater than one fiscal year, the maximum numbers set forth above will equal the maximum times the number of years in the performance period. The foregoing provisions will be construed in a manner consistent with Section 162(m).

5.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees, consultants and advisors to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates; provided, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility shall be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6.	RULES APPLICABLE TO AWARDS

(a) All Awards

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan. No Awards may be made after January 8, 2019, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards requiring exercise) may be exercised only by the Participant. The Administrator may permit Awards other than ISOs to be transferred by gift, subject to such limitations as the Administrator may impose.

(4) Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant’s Employment, each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited, except that:

(A) subject to (B), (D), and (E) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable until the earlier of (i) the date which is three months after the date on which the Participant’s Employment ceased or (ii) the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

(B) subject to (D) and (E) below, if the cessation of Employment is by reason of Disability or death, all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, will immediately become exercisable in full and will remain exercisable until the earlier of (i) the third anniversary of the date on which the Participant’s Employment ceased as a result of Disability or the third anniversary of the Participant’s death or (ii) the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

(C) subject to (D) and (E) below, if the cessation of Employment is by reason of Disability or death, the Participant’s unvested Restricted Stock and Stock Units, including that portion of a multi-year Award the vesting or exercisability of which is conditioned upon satisfaction of both Performance Criteria and the passage of time as to which at the time the Participant’s Employment ceases the Performance Criteria have been satisfied and the Award or that portion of the Award would vest upon the further passage of time, will immediately vest and become free of restrictions;

(D) if the cessation of Employment is by reason of Disability or death, if vesting or exercisability of an Award is conditioned upon satisfaction of Performance Criteria that have not been satisfied at the time the Participant’s Employment ceases, the Award will terminate unless the Administrator exercises its authority to modify or waive the conditions of the Award; and

(E) all Awards held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

(5) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements.

(6) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Amounts in lieu of cash dividends or other cash distributions may not be provided with respect to Stock Options or SARS. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A.

(7) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(8) Section 162(m). This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(8) applies may be granted after the first meeting of the stockholders of the Company held in 2014 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(9) Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered shall be treated as awarded under the Plan (and shall reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan shall be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(10) Section 409A. Each Award shall contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A, or (ii) satisfies such requirements.

(11) Certain Requirements of Corporate Law. Awards shall be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b) Awards Requiring Exercise

(1) Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise prices of outstanding Stock Options or the base values from which appreciation under outstanding SARs are to be measured, or cancel, exchange, substitute, buyout or surrender outstanding Stock Options or SARs in exchange for cash, other awards or Stock Options or SARs with an exercise price that is less than the exercise prices of the original Stock Options or the base values of the original SARs other than in accordance with the stockholder approval requirements of the New York Stock Exchange. Fair market value shall be determined by the Administrator consistent with the applicable requirements of Section 422 and Section 409A.

(3) Payment of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price shall be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4) Maximum Term. Awards requiring exercise will have a maximum term not to exceed ten (10) years from the date of grant.

7.	EFFECT OF CERTAIN TRANSACTIONS

(a) Change in Control. In the event of a Change in Control:

(1) Acceleration of Awards. Except as otherwise provided below: (i) Stock Options and SARs held by the Participant or the Participant’s permitted transferees will immediately become exercisable in full, (ii) the Participant’s unvested Restricted Stock will immediately vest and become free of restrictions, and (iii) the delivery of shares of Stock or cash, as the case may be, deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated, and such shares (in the case where a Covered Transaction follows a Change in Control on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, to participate as a stockholder in the Covered Transaction), or cash, as the case may be, will be delivered provided, that to the extent acceleration pursuant to this Section 7(a)(1) of an Award subject to Section 409A would cause the Award to fail to satisfy the requirements of Section 409A, the Award shall not be accelerated and the Administrator in lieu thereof shall take such steps as are necessary to ensure that payment of the Award is made in a medium other than Stock and on terms that as nearly as possible, but taking into account adjustments required or permitted by this Section 7, replicate the prior terms of the Award.

(2) Performance Criteria. If vesting or exercisability of an Award, or delivery of Stock under an Award, is conditioned upon satisfaction of Performance Criteria that have not been satisfied at the time of the Change in Control, except as otherwise provided upon grant of the Award, the Performance Criteria shall be deemed satisfied and the Award will immediately vest and become free of restrictions (in the case where a Covered Transaction follows a Change in Control on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, to participate as a stockholder in the Covered Transaction). In the case of Awards where the number of Shares deliverable depends upon the degree to which the Performance Criteria are achieved, the target level of performance shall be deemed achieved.

(3) Cash-Out of Awards. If the Change in Control is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; provided, that the Administrator shall not exercise its discretion under this Section 7(a)(3) with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A.

(4) Termination of Awards upon Consummation of Covered Transaction. Unless otherwise provided by the Administrator, each Award will terminate upon consummation of the Covered Transaction, other than the following: (i) Awards converted pursuant to the proviso in Section 7(a)(1) above into an ongoing right to receive payment other than Stock; and (ii) outstanding shares of Restricted Stock (which, unless subject to Performance Criteria which have not been, or not deemed to have been, satisfied, shall be treated in the same manner as other shares of Stock), provided that, if the Covered Transaction follows a Change in Control or would give rise to a Change in Control, no Stock Option or SAR, other than an Award that is cashed out, will be so terminated prior to the Participant’s having been given adequate opportunity, as determined by the Administrator, to exercise Awards that are exercisable or become exercisable as a result of the Change in Control.

(5) Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(1), Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Change in Control.

(b) Changes in and Distributions With Respect to Stock

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator shall make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(d), and shall also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10.	OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11.	MISCELLANEOUS

(a) Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee, provided that the Committee shall consist of two or more directors, all of whom are both “outside directors” within the meaning of Section 162(m) and “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934; and provided further, that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as a single employer under Sections 414(b) or 414(c) of the Code, except that such Sections shall be applied by substituting “at least 50%” for “at least 80%” wherever applicable; provided, however, that in determining eligibility for the grant of a Stock Option of SAR by reason of service for an Affiliate, “Affiliate” shall mean any corporation or other entity in a chain of corporations all of which have a controlling interest in another corporation or other entity in the chain, beginning with the parent entity and ending with the entity for which the Award recipient was providing services on the grant date of the Award (defining the term “controlling interest” based on “at least 50 percent” rather than “at least 80 percent”). The Company may at any time by amendment provide that different ownership thresholds apply (consistent with Section 409A of the Code, where applicable).

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cash Award”: An Award denominated in cash.

“Change in Control”: Upon the following event or events:

(A) an event in which any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “1934 Act”) (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities;

(B) the consummation of the merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” (with the method of determining “beneficial ownership” used in clause (A) of this definition) owns more than 25% of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation;

(C) if during any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (A), (B) or (D) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

(D) the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: Cabot Corporation.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Disability”: means the Participant meets one of the following requirements: (1) the Award recipient is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (2) the Award recipient is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits under a disability plan of Cabot Corporation, or (3) the Award recipient has been determined by the Social Security Administration to totally disabled.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. If the Administrator expressly provides, employment will be deemed to continue so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates or the Administrator expressly determines otherwise.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; costs; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios or metrics; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; one or more working capital measures; stock price; or stockholder return or shareholder value; sales of particular products or services; customer acquisition or retention; safety, health or environmental affairs performance; compliance; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity); or refinancings. A Performance Goal and any targets with respect thereto need not be based on an increase, a positive or improved result or avoidance of loss. An Award may specify more than one Performance Goal and, with respect to any Performance Goal, may specify levels of achievement at which different levels of payment may be earned. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The Cabot Corporation 2009 Long-Term Incentive Plan as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Section 162(m)”: Section 162(m) of the Code.

“Stock”: Common Stock of the Company, par value $1.00 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

January 28, 2009

Dear Plan Participant:

The Annual Meeting of Stockholders of Cabot Corporation will be held on March 12, 2009. The record date for determining stockholders entitled to vote at the meeting was January 15, 2009. Through your participation in the Cabot Corporation Retirement Savings Plan (“RSP”), the Cabot Corporation Long-Term Incentive Program, the Cabot UK Holdings Limited Inland Revenue Approved Employee Share Ownership Plan (“AESOP”), the Cabot Canada Ltd. Employees’ Stock Purchase Plan (“ESPP”), the Cabot Employee Stock Purchase Plan and/or the Cabot Oil & Gas Corporation Savings Investment Plan (“SIP”), you are the beneficial owner of Cabot Common Stock and have the right to instruct the Trustee of the Plan or Plans in which you participate how to vote your shares. You will be able to vote shares allocated to your accounts by following the instructions on the enclosed proxy card.

I encourage you to exercise your right to vote these shares by completing the enclosed proxy card instructing the Trustees as to your wishes. In addition to electing four directors and ratifying the appointment of Deloitte & Touche LLP as Cabot’s independent registered public accounting firm for fiscal 2009, Cabot’s stockholders are being asked to approve Cabot’s 2009 Long-Term Incentive Plan. The 2009 Long-Term Incentive Plan and the rationale for adopting the plan are described in the attached proxy statement.

Your vote is important for two reasons. When you vote your shares, you participate directly in the affairs of the Company equally with all other stockholders. In addition, if you hold shares in the RSP or ESPP, your vote tells the Trustees of those plans how to vote shares for which no instructions are received from other plan participants. If you hold shares in the RSP, your vote also tells the Trustee how to vote shares that have not yet been allocated to participants’ accounts. If you hold shares through the RSP or the ESPP and do not vote, the plan Trustees will vote your shares (along with all other shares in the relevant plan for which votes are not cast, and with respect to the RSP, all unallocated shares) in the same proportion as those shares for which directions are received from other participants in the plans.

The Trustees of each Plan will have the voting instructions of each participant in the Plans tabulated and will vote the shares of the participants by submitting a final proxy card representing each Plan’s shares for inclusion in the tally at the Annual Meeting. Your individual vote will not be disclosed to anyone in the Company.

To vote your shares, please read the Notice of Meeting and Proxy Statement carefully, mark and sign the enclosed proxy card, and return it to the Company’s transfer agent, Computershare, before March 10, 2009 in the enclosed postage-paid envelope. If you prefer, you may vote your shares by telephone or the Internet, as explained on the proxy card, until 1:00 a.m. Eastern Time on March 11, 2009.

Sincerely,

Patrick M. Prevost

President and Chief Executive Officer

002CS-17588

		C123456789

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

			Vote by Internet • Log on to the Internet and go to www.investorvote.com/CABT • Follow the steps outlined on the secured website.

Vote by telephone

  • Call toll free 1-800-652-VOTE (8683) within the

    United States, Canada & Puerto Rico any time on a

    touch tone telephone. There is NO CHARGE to you

    for the call.

  • Follow the instructions provided by the recorded

    message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

ê IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ê

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+

01 - John K. McGillicuddy*	☐	☐	☐	02 - John F. O’Brien*	☐	☐	☐	03 - Lydia W. Thomas*	☐	☐	☐

04 - Mark S. Wrighton*	☐	☐	☐

    * Each to be elected to the class of Directors whose term expires in 2012.

	For	Against	Abstain		For	Against	Abstain

2. To ratify the appointment of Deloitte & Touche LLP as Cabot’s independent registered public accounting firm for the fiscal year ending September 30, 2009.	☐	☐	☐	3. To approve the Cabot Corporation 2009 Long-Term Incentive Plan.	☐	☐	☐

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance	☐
Mark the box to the right if you plan to attend the Annual Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

ê  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ê

Proxy — Cabot Corporation

Annual Meeting of Stockholders — March 12, 2009

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Brian A. Berube, Jane A. Bell and Karen Abrams, and each of them, proxies, with power of substitution, to vote the shares of stock of Cabot Corporation that the undersigned is entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustees of the employee benefit plans to vote the shares of stock of Cabot Corporation allocated to the account(s) of the undersigned or otherwise that the undersigned is entitled to vote pursuant to such employee benefit plans, at the Annual Meeting of Stockholders of Cabot Corporation to be held on March 12, 2009 at 4:00 p.m., Eastern Time, at the Corporate Headquarters of Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts, and at any adjournment or postponement thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3 AND IT AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN ACCORDANCE WITH THEIR JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE